UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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OSMOTICA PHARMACEUTICALS PLC

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400 Crossing Boulevard
Bridgewater, NJ 08807
April 26, 2021
Dear Shareholder:
We cordially invite you to attend our 2021 Annual General Meeting of Shareholders on Thursday, June 17, 2021, at 10:00 AM (Eastern Time), 3:00 PM (Irish time), to be held at 25-28 North Wall Quay, Dublin 1, Ireland.
The proxy statement accompanying this letter describes the business we will consider at the meeting. In particular, I wish to highlight that, at this year’s Annual General Meeting of Shareholders, we are seeking shareholder approval of a waiver of potential offer obligations under Rule 37 of the Irish Takeover Rules in connection with the buyback or redemption by us of our ordinary shares (Proposal 3), which is described in more detail in the proxy statement.
Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Annual General Meeting of Shareholders, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible. Instructions for internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.
We currently intend to hold our Annual General Meeting of Shareholders in person. However, we are continuing to actively monitor the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that Irish or other governments have imposed. In the event it is not possible or advisable to hold our Annual General Meeting of Shareholders in person, we will announce alternative arrangements for the meeting as promptly as practicable. Any such change will be announced via press release, which will be filed as additional proxy materials with the Securities and Exchange Commission.
Based on latest available public health guidance, we expect that the Annual General Meeting of Shareholders will proceed under very constrained circumstances given current restrictions on public gatherings.
Shareholder contributions at the Annual General Meeting of Shareholders are valued, but shareholders are strongly encouraged to vote their shares by proxy as the preferred means of fully and safely exercising their rights. Personal attendance at the Annual General Meeting of Shareholders may present a health risk to shareholders and others. In particular, the Company advises that shareholders who are experiencing any COVID-19 symptoms or anyone who has been in contact with any person experiencing any COVID-19 symptoms should not attend the Annual General Meeting of Shareholders in person.
The Company may take additional procedures or limitations on meeting attendees, including limiting seating, requiring health screenings and other reasonable or required measures in order to enter the building.
Sincerely,
Brian Markison
Chief Executive Officer and Chairman of the Board of Directors

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take in relation to this proxy statement, and in particular in relation to Proposal 3, you are recommended to seek your own financial advice immediately from an independent financial adviser being, if you are resident in Ireland, an organization or firm authorized under the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375/2017) or, if you are not so resident, from another appropriately authorized independent financial adviser.
Osmotica Pharmaceuticals plc
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS, INCLUDING PROPOSED APPROVAL OF WAIVER OF OFFER OBLIGATIONS UNDER RULE 37 OF THE IRISH TAKEOVER RULES TO ENABLE SHARE BUYBACKS OR REDEMPTIONS
To be held on June 17, 2021
The 2021 Annual General Meeting of Shareholders (the “Annual Meeting”) of Osmotica Pharmaceuticals plc (the “Company” or “Osmotica”) will be held at 25-28 North Wall Quay, Dublin 1, Ireland, on Thursday, June 17, 2021 at 10:00 AM (Eastern Time), 3:00 PM (Irish time) for the following purposes as further described in the proxy statement accompanying this Notice:
1.
To elect, by separate resolutions, the eight directors specifically named in the proxy statement, each for a term extending until the conclusion of the Company’s next annual general meeting of shareholders;

2.
To ratify, in a non-binding advisory vote, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021, and to authorize, in a binding vote, the board of directors, acting through the audit committee, to set the independent registered public accounting firm’s remuneration;

3.
To, having regard to The Irish Takeover Panel Act 1997, Takeover Rules 2013 (the “Takeover Rules”) and to the conditions attached by the Irish Takeover Panel to the grant of a waiver under Rule 37 of the Takeover Rules as set out in its letter dated March 23, 2021 to A&L Goodbody (as described on page 29 of the proxy statement accompanying this Notice), approve the maximum shareholding in the Company of the Concert Party (as defined on page 28 of the proxy statement accompanying this Notice) of 74.9% as a result of the repurchase or redemption by the Company of up to 6,271,913 ordinary shares of $0.01 each in the capital of the Company pursuant to the authority conferred on the Company pursuant to the Articles of Association of the Company, on the basis that no member of the Concert Party shall by reason of such increase become obliged to make an offer to the Company’s shareholders pursuant to the said Rule 37;

4.
To approve an amendment and restatement of the Company’s 2018 Incentive Plan increasing by 5,000,000 to 9,100,000 the number of ordinary shares, $0.01 nominal value per share, authorized for issuance under the plan and certain other amendments;

5.
To receive and consider the Company’s Irish Statutory Financial Statements for the year ended December 31, 2020 and the reports of the directors and auditors thereon, and to review the affairs of the Company; and

6.
To conduct any other business properly brought before the Annual Meeting.

Shareholders of record at the close of business on April 20, 2021 are entitled to notice of, and entitled to vote at, the Annual Meeting and any adjournments or postponements thereof.
Proposals 1, 2 and 4 above are ordinary resolutions requiring a simple majority of the votes cast at the Annual Meeting to be approved. All proposals are more fully described in this proxy statement.
Only Independent Shareholders are entitled to cast votes on Proposal 3.   Independent Shareholders are all shareholders of the Company except the Avista Shareholders, the Altchem Shareholders and the

Management Individuals. Proposal 3 is an ordinary resolution requiring a simple majority of the votes of Independent Shareholders cast at the Annual Meeting to be approved.
There is no requirement under Irish law that the Company’s Irish Statutory Financial Statements for the year ended December 31, 2020, or the directors’ and auditor’s reports thereon, be approved by the shareholders, and no such approval will be sought at the Annual Meeting.
If you wish to attend the Annual Meeting, you must be an Osmotica shareholder as of the close of business on April 20, 2021 or hold a valid proxy for the Annual Meeting from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other third party, you may present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of April 20, 2021. A shareholder entitled to attend and vote at the Annual Meeting is also entitled, using the proxy card provided, to appoint one or more proxies to attend, speak and vote on his or her behalf at the Annual Meeting. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.
Bridgewater, NJ	By Order of the Board of Directors
Christopher Klein
April 26, 2021	Secretary

i

Osmotica Pharmaceuticals plc
ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 17, 2021
PROXY STATEMENT
The board of directors of Osmotica Pharmaceuticals plc (“Osmotica” or the “Company”) is soliciting your proxy for the 2021 Annual General Meeting of Shareholders (the “Annual Meeting”). Attendance in person or by proxy of a majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the Annual Meeting.
You may vote on the Internet, using the procedures and instructions described on the proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. If you vote by Internet, your use of that system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014 (the “Irish Companies Act”), of each of Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your Internet instructions.
In addition to voting on the Internet, you may vote by telephone using the toll-free telephone number contained on the proxy card or voting instruction card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act, of each of Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your telephone instructions. You may also vote by mail by completing and returning a proxy card or voting instruction card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. With proper documentation, you may also vote in person at the Annual Meeting.
You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card or delivering a written revocation to the Secretary of Osmotica. Your attendance at the Annual Meeting alone will not revoke your proxy.
Shareholders of record at the close of business on April 20, 2021 are entitled to vote at the Annual Meeting. Each of the 62,719,131 ordinary shares outstanding on the record date is entitled to one vote on Proposals 1, 2 and 4. Each of the 20,421,478 ordinary shares held by Independent Shareholders outstanding on the record date is entitled to one vote on Proposal 3.
This proxy statement, the proxy card, the Annual Report to Shareholders for the year ended December 31, 2020 (the “Annual Report”) and the Irish Statutory Financial Statements are being first made available to shareholders on or about the date of the notice of meeting. Our registered office is at 25-28 North Wall Quay, Dublin 1, Ireland and our primary US office is at 400 Crossing Boulevard, Bridgewater, NJ 08807.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 17, 2021: Our proxy statement, Annual Report and Irish Statutory Financial Statements for the year ended December 31, 2020 are available on our website at https://ir.osmotica.com/. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.
Throughout this proxy statement, unless the context requires otherwise, all references to Osmotica Pharmaceuticals plc, Osmotica and/or the Company, its board of directors, board committees, executive officers and directors and its compensation and other policies and programs on or prior to our initial public offering, refer to those of our predecessor, Osmotica Holdings S.C.Sp.

PROPOSAL 1
ELECTION OF DIRECTORS
Osmotica has a board of directors currently consisting of eight directors with terms expiring at the Annual Meeting.
At each annual general meeting of shareholders, directors are elected for a term of one year extending until the next annual general meeting and until their successors are duly elected and qualified. The persons named in the enclosed proxy will vote to elect Brian Markison, Joachim Benes, David Burgstahler, Gregory L. Cowan, Michael DeBiasi, Sriram Venkataraman, Juan Vergez and Fred Weiss as directors unless the proxy is marked otherwise. Each of the nominees has indicated his willingness to serve, if elected. However, if a nominee should be unable to serve, the ordinary shares represented by proxies may be voted for a substitute nominee designated by the board of directors. Management has no reason to believe that any of the above-mentioned persons will be unable to serve if elected.
We seek nominees who possess the highest personal and professional ethics, integrity and values and are committed to representing the long-term interests of the Company’s shareholders. Nominees should possess the requisite ability, judgment and experience to oversee the Company’s business, and should contribute to the overall diversity of the board of directors. Accordingly, the board of directors considers the qualifications of nominees individually and in the broader context of its overall composition and the Company’s current and future needs. Unless otherwise permitted by applicable phase-in rules and exemptions, nominees are selected such that the composition of the board of directors adheres to the standards of independence promulgated by the Nasdaq Stock Market. Our nominees hold or have held senior executive positions and in these positions have also gained experience in core management skills and substantive areas relevant to our business. Our nominees also have experience serving on boards of directors and board committees of other companies, including public companies in some instances, and each of our nominees has an understanding of corporate governance practices and trends.
In addition, each of our nominees has prior service on our board of directors, which has provided them with significant exposure to both our business and the industry in which we compete. We believe that each of our nominees possess the professional and personal qualifications necessary for board service, and we have highlighted particularly noteworthy attributes for each director in the individual biographies below.
Recommendation
Your Board of Directors recommends that you vote FOR the election of each of the nominees as director.
Brian Markison, age 61
Director since 2016
Brian Markison became a director and our Chief Executive Officer in 2016. Mr. Markison has been a healthcare industry advisor to Avista Capital Partners since September 2012 and has more than 35 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. From July 2011 to July 2012, he served as the President and Chief Executive Officer and member of the board of directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology that was sold to Sandoz Ltd., the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, Inc., which he joined as Chief Operating Officer in March 2004. He was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King Pharmaceuticals, Inc., Mr. Markison held various senior leadership positions at Bristol-Myers Squibb Company, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. He serves as Chairman of the board of Lantheus Holdings, Inc. and is on the board of directors of Cosette Pharmaceuticals, Inc., National Spine and Pain Centers, LLC and Braeburn Pharmaceuticals, Inc. He is also a Director of the College of New Jersey. Mr. Markison received a B.S. degree from Iona College. Mr. Markison is being nominated to serve on our board of directors because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

Joachim Benes, age 32
Director since 2020
Joachim Benes became a director in 2020. Mr. Benes has been a director at Helix Equities Ltd. since January 2017, and he was previously a senior associate at CPP Investment Board from September 2015 until January 2017. Mr. Benes earned a Bachelor of Economics from Universidad de San Andres in October 2010 and an M.B.A. from Harvard Business School in May 2015. Mr. Benes is being nominated to serve on our board of directors because of his financial acumen and experience investing in a wide range of private and public companies.
David Burgstahler, age 52
Director since 2016
David Burgstahler became a director in 2016. Mr. Burgstahler is the Co-Managing Partner and Co-Chief Executive Officer of Avista Capital Partners. Mr. Burgstahler was a founding partner of Avista Capital Partners in 2005, and since 2009 has been President of Avista Capital Partners. Prior to forming Avista Capital Partners, Mr. Burgstahler was a partner of DLJ Merchant Banking Partners. Mr. Burgstahler was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking Partners from 1997 to 2005. Prior to that, Mr. Burgstahler worked at Andersen Consulting (now known as Accenture plc) and McDonnell Douglas (now known as The Boeing Company). Mr. Burgstahler currently serves as a director of Arcadia Consumer Healthcare, Inc., Cosette Pharmaceuticals, Inc., Inform Diagnostics, Inc., United BioSource Corporation, XIFIN, Inc. and Laredo Energy LLC. Mr. Burgstahler also previously served on the board of directors of AngioDynamics, Inc., Armored AutoGroup, Avista Healthcare Public Acquisition Corp., BioReliance Corp., ConvaTec Healthcare B S.a.r.l., Focus Diagnostics, Inc., INC Research Holdings, Inc., Lantheus Holdings, Inc., MPI Research, Inc., Strategic Partners, LLC, Visant Corp., Warner Chilcott PLC and WideOpenWest, Inc. Mr. Burgstahler is also a Trustee of the Trinity School in New York City. Mr. Burgstahler holds a B.S. in Aerospace Engineering from the University of Kansas and an M.B.A. from Harvard Business School. Mr. Burgstahler is being nominated to serve on our board of directors because of his extensive finance and management background, including over 20 years in banking and private equity finance, and his experience serving as a director for a diverse group of private and public companies.
Gregory L. Cowan, age 67, Independent
Director since 2019
Gregory L. Cowan became a director in 2019. Mr. Cowan previously served for one year as the Executive Vice President and Chief Financial Officer of Avantor, Inc. Mr. Cowan has also served for eight years as the Senior Vice President and Chief Financial Officer and five years as Corporate Controller of VWR Corporation, which was acquired by Avantor, Inc. in 2017. Prior to joining VWR Corporation, Mr. Cowan spent approximately five years at CDI Corporation, a professional services company, in various senior financial positions, most recently as Senior Vice President and Chief Accounting Officer. Prior to CDI Corporation, he was Vice President of Internal Audit at Crown Holdings, Inc. (formerly Crown Cork and Seal Company Inc.) for approximately eight years and a senior manager at PricewaterhouseCoopers LLC, where he served in various audit and consulting capacities for eleven years. Mr. Cowan currently serves as a director of Emtec, Inc. and eMolecules, Inc. He previously served as a director of Emtec, Inc., including as the chairman of its audit committee and member of its compensation committee, from 2009 to 2013. He graduated from Rutgers University with a degree in accounting and finance. Mr. Cowan is being nominated to serve on our board of directors because his financial acumen, corporate governance expertise and experience growing businesses.
Michael DeBiasi, age 45, Independent
Director since 2019
Michael DeBiasi became a director in 2019. Since December 2018, Mr. DeBiasi has been the Chief Executive Officer and a director of Arcadia Consumer Healthcare, Inc. From October 2014 to November 2018, Mr. DeBiasi held positions of increasing responsibility at Bayer US, where he was most recently Vice President and General Manager — US Nutritionals and Digestive Health. Prior to that, Mr. DeBiasi held senior positions at Merck & Co, Inc. and Welch Foods. Mr. DeBiasi earned a B.S. in Chemical Engineering from the University of Notre Dame and an M.B.A. in Finance and Marketing from Northwestern University, Kellogg School of Business. Mr. DeBiasi is being nominated to serve on our board of directors because of his track record as a successful business leader and his extensive experience building effective commercial teams and implementing appropriate governance, compliance and quality systems and processes.
Sriram Venkataraman, age 48
Director since 2016
Sriram Venkataraman became a director in 2016. He is also a Partner of Avista Capital Partners, having joined in 2007. Prior to joining Avista Capital Partners, Mr. Venkataraman was a Vice President in the Healthcare Investment Banking group at Credit Suisse Group AG, where he worked from 2001 to 2007. Previously, he worked at GE Healthcare (formerly known as GE Medical Systems) from 1996 to 1999. He currently serves as a director of Inform Diagnostics, Inc., National Spine & Pain Centers Holdings, LLC, XIFIN, Inc., Cosette Pharmaceuticals, Inc. and Solmetex, LLC, and previously served as a director of OptiNose, Inc., AngioDynamics, Inc., Lantheus Holdings, Inc. and Zest Anchors, Inc. Mr. Venkataraman holds an M.S. in Electrical Engineering from the University of Illinois, Urbana- Champaign and an M.B.A. from The Wharton School at the University of Pennsylvania. Mr. Venkataraman is being nominated to serve on our board of directors because of his experience in the healthcare industry, his strong finance and management background, and his experience serving as a director of private and public companies.
Juan Vergez, age 62
Director since 2016
Juan Vergez became a director in 2016. Mr. Vergez served as the President of Osmotica Argentina from November 2010 to May 2016 and as the New Business Director of Osmotica Argentina from May 2016 to December 2017. Mr. Vergez previously served as a director of Nutrifoods, S.A. Mr. Vergez is being nominated to serve on our board of directors due to his more than 40 years of experience in the pharmaceutical industry.
Fred Weiss, age 79, Independent
Director since 2018
Fred Weiss became a director in 2018. Mr. Weiss is currently the managing director of the consulting firm FGW Consultancy LLC and was previously the managing director of FGW Associates, Inc., a position he held beginning in 1997. Prior to joining FGW Associates, Inc., he served as a senior executive for Warner-Lambert for nearly 20 years. Mr. Weiss has been on the board of directors and Chair of the Finance Committee of the Michael J. Fox Foundation for Parkinson’s Research since 1999. From 2001 to 2007 Mr. Weiss was a member of the BTG plc board of directors and Chair of the Audit Committee. Mr. Weiss served from January 2000 to January 2017 as Vice Chair of the board of directors and Chair of the Audit Committee of numerous BlackRock-sponsored mutual funds. He also served on the board of directors of Allergan plc from 2000 to 2018. Mr. Weiss is being nominated to serve on our board of directors because of his financial expertise and experience in strategic planning and corporate development.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
Board Structure and Committee Composition
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee with the composition and responsibilities described below. Each committee operates under a written charter approved by the board of directors. The members of each committee are appointed by the board of directors and serve until their successors are elected and qualified, unless they are earlier removed or resign. In addition, from time to time, special committees may be established under the direction of the board of directors when necessary to address specific issues. While each committee has designated responsibilities, the committees act on behalf of the entire board of directors. The committees regularly report on their activities to the entire board of directors.
Our board of directors held ten meetings in 2020. During 2020, each director attended at least 75% of the board of directors’ meetings and the total meetings held by all of the committees on which he served during the periods that he served.
During 2020, the board of directors had three standing committees: audit, compensation and nominating and corporate governance. The table below provides information about the membership of these committees during 2020:
Name	Audit	Compensation	Nominating and Corporate Governance
Brian Markison			X(3)
David Burgstahler		X	X*
Gregory L. Cowan(1)	X*	X(1)
Michael DeBiasi	X
Carlos Sielecki(2)		X	X
Juan Vergez			X
Fred Weiss	X	X*	X
Number of meetings during 2020	9	4	4

*
Chair

(1)
Mr. Cowan was appointed to the compensation committee in March 2020.

(2)
Mr. Sielecki resigned from the board effective March 2020.

(3)
Mr. Markison stepped down from the nominating and corporate governance committee in March 2021.

Audit Committee
Our audit committee is currently comprised of Mr. Cowan, Mr. DeBiasi and Mr. Weiss, with Mr. Cowan serving as chairman of the committee. Our board of directors has determined that each member of our audit committee meets the independence requirements of Rule 10A-3 under the Securities Exchange Act (the “Exchange Act”), the applicable rules of the Nasdaq Stock Market and the Companies Act 2014 of Ireland (the “Irish Companies Act”). Our board of directors has also determined that Mr. Weiss and Mr. Cowan is each an ”audit committee financial expert” within the meaning of the Securities and Exchange Commission (the “SEC”) regulations and have “competence in accounting or auditing” within the meaning of the Irish Companies Act. Our board of directors has adopted a written charter under which the audit committee operates. A copy of the charter is available on our website.
The audit committee’s primary duties and responsibilities are:
•
appointing, approving the compensation of and assessing the qualifications, performance and independence of our independent registered public accounting firm, and in particular the provision of additional services to each entity covered by the committee;

•
pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•
reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•
monitoring the audit of our financial statements;

•
setting policies for our hiring of employees or former employees of our independent registered public accounting firm;

•
reviewing our significant risk exposures and assessing the steps that management has taken to monitor and control such exposures in support of the board of directors’ activities in overseeing the Company’s risk management and mitigation activities;

•
reviewing the adequacy of our internal control over financial reporting, including information system controls and security;

•
monitoring the effectiveness of our systems of internal control, internal audit and risk management for each entity covered by the committee;

•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•
reviewing and assessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

•
monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•
preparing the audit committee report required by the rules of the SEC to be included in our annual proxy statement;

•
reviewing all related party transactions for potential conflict of interest situations and approving all such transactions;

•
reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts; and

•
recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our annual report on Form 10-K.

Compensation Committee
Our compensation committee is currently composed of Mr. Burgstahler, Mr. Cowan and Mr. Weiss, with Mr. Weiss serving as chairman of the committee. We currently avail ourselves of the “controlled company” exception under the Nasdaq Stock Market rules and do not have a compensation committee that is composed entirely of independent directors as defined under the Nasdaq Stock Market rules. Our board of directors has adopted a written charter under which the compensation committee operates. A copy of the charter is available on our website.
The compensation committee’s primary duties and responsibilities are:
•
reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, the officers who report directly to the Chief Executive Officer and all officers who are “insiders” subject to Section 16 of the Exchange Act;

•
evaluating the performance of our Chief Executive Officer and such other officers in light of such corporate goals and objectives, and determining and approving or recommending to our board of directors for approval, the compensation of our Chief Executive Officer and such other officers;

•
appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•
conducting the independence assessment outlined in the listing standards of the Nasdaq Stock Market with respect to any compensation consultant, legal counsel or other advisor retained by the compensation committee;

•
annually reviewing and reassessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

•
reviewing and establishing our overall management compensation and our compensation philosophy and policy;

•
overseeing and administering our equity compensation and other compensatory plans;

•
reviewing and approving our equity and incentive policies and procedures for the grant of equity-based awards and approving the grant of such equity-based awards;

•
reviewing and making recommendations to our board of directors with respect to non-employee director compensation; and

•
producing a report, if required, on executive compensation to be included in our annual proxy statement or annual report on Form 10-K.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is currently composed of Mr. Burgstahler, Mr. Vergez and Mr. Weiss, with Mr. Burgstahler serving as chairman of the committee. Our board of directors has determined that Mr. Weiss is “independent” as defined in the applicable rules of the Nasdaq Stock Market. A copy of the charter is available on our website.
The nominating and corporate governance committee’s primary duties and responsibilities are:
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by shareholders;

•
identifying individuals qualified to become members of our board of directors;

•
recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•
developing and recommending to our board of directors a set of corporate governance principles;

•
articulating to each director what is expected, including reference to the corporate governance principles and directors’ duties and responsibilities;

•
reviewing and recommending to our board of directors practices and policies with respect to directors;

•
reviewing and recommending to our board of directors the functions, duties and compositions of the committees of our board of directors;

•
reviewing and assessing the adequacy of the committee charter and submitting any changes to our board of directors for approval;

•
considering and reporting to our board of directors any questions of possible conflicts of interest of members of the board of directors;

•
providing for new director orientation and continuing education for existing directors on a periodic basis;

•
performing an evaluation of the performance of the committee; and

•
overseeing the evaluation of our board of directors.

Our Board’s Role in Risk Oversight
It is management’s responsibility to manage risk and bring to the board of directors’ attention risks that are material to Osmotica. The board of directors has oversight responsibility for the systems established to report and monitor the most significant risks applicable to Osmotica. The board of directors believes that evaluating the executive team’s management of the various risks confronting Osmotica is one of its most important areas of oversight.
In accordance with this responsibility, the board of directors administers its risk oversight role both directly and through its committee structure and the committees’ regular reports at board meetings. The board of directors reviews strategic, financial and execution risks and exposures associated with the annual plan and multi-year plans, cybersecurity, major litigation and other matters that may present material risks to the Company’s operations, plans or prospects or to the Company’s reputation, acquisitions and divestitures and senior management succession planning. The audit committee reviews risks associated with financial and accounting matters, including financial reporting, accounting, disclosure, internal controls over financial reporting, ethics and compliance programs, regulatory compliance and compliance with orders and data security. The compensation committee reviews risks related to executive compensation and the design of compensation programs, plans and arrangements and has determined that the risks arising from our compensation practices are not reasonably likely to have a material adverse effect on the Company.
Corporate Governance
Board Independence.   The board of directors evaluates any relationships of each director and nominee with Osmotica and makes an affirmative determination whether or not such director or nominee is independent. Under our Corporate Governance Guidelines, an “independent” director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the Nasdaq Stock Market. Our board of directors reviews any transactions and relationships between each non-management director or any member of his or her immediate family and Osmotica. The purpose of this review is to determine whether there were any such relationships or transactions and, if so, whether they were inconsistent with a determination that the director was independent. As a result of this review, our board unanimously determined that Mr. Cowan, Mr. DeBiasi and Mr. Weiss are independent under the governance and listing standards of the Nasdaq Stock Market. We currently avail ourselves of the “controlled company” exception under the Nasdaq Stock Market rules and do not have a majority of independent directors as defined under the Nasdaq Stock Market rules.
Board Expertise and Diversity.   We seek a board of directors that represents diversity as to experience, gender and ethnicity/race, but we do not have a formal policy with respect to diversity. We also seek a board of directors that reflects a range of talents, ages, skills, viewpoints, professional experience, educational background and expertise to provide sound and prudent guidance with respect to our operations and interests. All of our directors are financially literate, and two members of our audit committee are audit committee financial experts.
Board Annual Performance Reviews.   Our Corporate Governance Guidelines provide that the nominating and corporate governance committee is responsible for developing, subject to approval by the board of directors, a process for an annual evaluation of the board of directors and its committees, overseeing such evaluations and reporting the results to the board of directors. If the nominating and corporate governance committee so desires, it may be assisted by an outside consultant in developing such annual evaluation processes. In addition, the written charters of the audit committee, nominating and corporate governance committee and the compensation committee provide that each such committee shall evaluate its performance on an annual basis using criteria that it has developed and shall report to the board of directors on its findings.
Board Nominees.   Under its charter, our nominating and corporate governance committee is responsible for recommending candidates to stand for election to the board of directors at the Company’s annual general meeting of shareholders and for recommending candidates to fill vacancies on the board of directors that may occur between annual general meetings of shareholders. The Corporate Governance Guidelines provide that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the Company. Board members are expected to become and remain informed about the Company, its business and its industry and rigorously prepare for, attend and participate in all board of directors and applicable committee meetings. The committee evaluates each individual in the context of the board of directors as a whole, with the objective of recommending a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience. In addition, the committee considers, in light of our business, each director nominee’s experience, qualifications, attributes and skills that are identified in the biographical information contained under “Proposal 1- Election of Directors.”
The nominating and corporate governance committee considers properly submitted recommendations for candidates to the board of directors from shareholders. Any shareholder may submit in writing a candidate for consideration for each annual general meeting of shareholders at which directors are to be elected by not more than 120 calendar days nor less than 90 calendar days before the first anniversary of the date that we released our proxy statement to shareholders in connection with the previous year’s annual general meeting. Any shareholder recommendations for consideration by the nominating and corporate governance committee should set forth as to each candidate (i) all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and, as to such shareholder submitting the nomination, (ii) all information required pursuant to Article 90.4 of our Articles of Association, including, but not limited to, the name and address of such shareholder and the number of ordinary shares owned by such shareholder. The shareholder should also be willing to provide such other information as the nominating and corporate governance committee may reasonably request. Recommendations should be sent to Christopher Klein, Secretary, Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807. The nominating and corporate governance committee evaluates candidates for the position of director recommended by shareholders or others in the same manner as candidates from other sources. The nominating and corporate governance committee will determine whether to interview any candidates and may seek additional information about candidates from third-party sources.
Board Leadership Structure.   Under our Corporate Governance Guidelines, our board of directors may select a chairperson of the board of directors at any time, who may also be an executive officer of the Company. In 2016, the board of directors appointed Brian Markison as Chief Executive Officer and chairman of the board of directors. Mr. Markison also has significant prior experience with international pharmaceutical companies. Given Mr. Markison’s extensive experience and deep knowledge of the Company and our industry, the board of directors believes that combining the chairman and Chief Executive Officer positions is currently the most effective leadership structure for Osmotica. As Chief Executive Officer, Mr. Markison is intimately involved in the day-to-day operations of the Company and is best positioned to lead the board of directors in setting the strategic focus and direction for the Company. The board of directors believes that the combination of the chairman and Chief Executive Officer roles, as well as the exercise of key board of directors’ oversight responsibilities by independent directors, provides an effective balance for the management of the Company in the best interest of our shareholders.
Policies Relating to Directors.    We require directors who are also employees of the Company to offer to tender their resignation from the board of directors at the same time they cease to be employed by the Company and/or its subsidiaries for any reason. At this time, the Company has not adopted a mandatory retirement age for directors. We expect each of our directors to attend each annual general meeting of shareholders, and in 2020, all of our directors attended the meeting by telephone.
Code of Business Conduct and Ethics.    We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our executive officers, and is designed to ensure that our business is conducted with integrity. Among other matters, the Code of Business Conduct and Ethics covers professional conduct, conflicts of interest, intellectual property and the protection of confidential information, as well as adherence to laws and regulations applicable to the conduct of our business. A copy of the Code of Business Conduct and Ethics is posted on our website, which is located at https://ir.osmotica.com/corporate-governance. We intend to disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics within four business days of the waiver or amendment through a website posting or by the filing of a Current Report on Form 8-K with the SEC.
Communications with Directors.   Shareholders and other interested parties may communicate directly with the board of directors or the independent directors as a group, or specified individual directors by writing to such individual or group c/o Office of the Secretary, Osmotica Pharmaceuticals plc, 400 Crossing

Boulevard, Bridgewater, NJ 08807. The Secretary will forward such communications to the relevant group or individual at or prior to the next meeting of the board of directors.
Online Availability of Information.   The current versions of our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Compliance Program Overview and the charters for our audit, compensation and nominating and corporate governance committees are available on our website at: https://ir.osmotica.com/corporate-governance.
Transactions with Related Persons
The board of directors has adopted a related party transactions policy that governs the review and approval of related party transactions. Pursuant to this policy, if the Company wants to enter into a transaction with a related party or an affiliate of a related party, the audit committee will review the proposed transaction to determine, based on applicable rules of the Nasdaq Stock Market and the SEC, whether such transaction requires pre-approval by the audit committee or the board of directors. If pre-approval is required, the proposed transaction will be reviewed at the next regular or special meeting of the audit committee or the board of directors, as applicable. The Company may not enter into a related party transaction unless the audit committee has specifically confirmed in writing that either no further reviews are necessary or that all requisite corporate reviews have been obtained.
In the course of reviewing potential related person transactions, the board of directors considers the nature of the related person’s interest in the transaction; the presence of standard prices, rates or charges or terms otherwise consistent with arms-length dealings with unrelated third parties; the materiality of the transaction to each party; the reasons for Osmotica entering into the transaction with the related person; the potential effect of the transaction on the status of a director as an independent, outside or disinterested director or committee member; and any other factors the board of directors may deem relevant. Our General Counsel is primarily responsible for the implementation of processes and procedures for screening potential transactions and providing information to the board of directors.
Lease Agreement for Office and Warehouse Space in Buenos Aires, Argentina
On December 29, 2008, through our subsidiary Osmotica Pharmaceutical Argentina S.A., we entered into a lease agreement with Simali S.A., an affiliate of Altchem Limited (“Altchem”), pursuant to which we lease certain office and warehouse space located in Buenos Aires, Argentina. The lease expired on December 31, 2020, though we continue to pay monthly rent payments pursuant to the terms of the lease agreement. From January 1, 2020 through February 28, 2021, we paid an aggregate of $154,976 in rent payments under this lease. Our monthly rent payment thereunder is 800,000 Argentinean pesos and 900,000 Argentinean pesos for 2020 and 2021, respectively, plus any required value-added tax. As of February 28, 2021, the exchange rate was 89.82 Argentinean pesos to $1.00.
Shareholders’ Agreement
On October 17, 2018, in connection with our initial public offering (“IPO”), we entered into a shareholders’ agreement with certain affiliates of Avista and Altchem (each, a “Sponsor”). The shareholders’ agreement provides, among other things, that:
•
for so long as Avista or Altchem, as applicable, owns at least 20% of our issued and outstanding ordinary shares, such Sponsor will be entitled to designate two individuals for nomination to serve on our board of directors; and

•
when Avista or Altchem, as applicable, own less than 20% but at least 10% of our issued and outstanding ordinary shares, such Sponsor will be entitled to designate one individual for nomination.

Avista has designated David Burgstahler and Sriram Venkataraman as its nominees, and Altchem has designated Joachim Benes and Juan Vergez as its nominees. We are required to take all necessary actions to maintain the composition of our board of directors as set forth above. Pursuant to the terms of the shareholders’ agreement and in proportion to the aforementioned board nomination rights, Avista and Altchem also have the right to designate members of our audit and compensation committees.

In addition, pursuant to the shareholders’ agreement, Avista and Altchem have the right to demand that we register any ordinary shares held by them, subject to certain terms and conditions, including a minimum expected aggregate gross proceeds of $25.0 million. Avista and Altchem have the right, which they exercised in January 2020, to require us to file a registration statement on Form S-3. Accordingly, we filed a registration statement on Form S-3 in January 2020 to register for resale the shares held by Avista, Altchem and certain of their respective affiliates. Avista and Altchem also have piggyback registration rights, such that, if we propose to register any of our shares, we are generally required to include shares that Avista and Altchem request to be included in such registration statement. We will be responsible for all registration expenses, other than underwriting discounts which will be borne by Avista or Altchem on a pro rata basis.
In November 2020, we entered into an amendment to the shareholders’ agreement with certain affiliates of Avista and Altchem pursuant to which Orbit Co-Invest I LLC, or Orbit I, was removed as a party to the shareholders’ agreement.
Letter Agreement with Orbit Co-Invest I LLC and SDK VC Pharma Holding Corp.
Concurrent with the November 2020 amendment to the shareholders’ agreement, we, Avista Capital Partners III GP, L.P., Orbit I and affiliates of SDK VC Pharma Holding Corp., or SDK, entered into a letter agreement that, among other things, provided that, prior to March 31, 2021, Orbit I and SDK would not transfer or sell ordinary shares other than through open market sales of up to 160,000 ordinary shares each calendar month, cumulatively with any unsold ordinary shares in prior calendar months, as well as certain other permitted transfers. The letter agreement also contained mutual releases of certain claims among the parties.
Services Agreement with United Biosource LLC
On August 22, 2018, we entered into a Master Services Agreement with United Biosource LLC, or UBC, an Avista portfolio company, pursuant to which UBC provided us with certain prescription processing and patient access services. On January 4, 2021, we assigned the Master Services Agreement to Adamas Pharmaceuticals, Inc. as part of our settlement with respect to the global rights to Osmolex ER. Through January 4, 2021, we had entered into Statements of Work with UBC for services valued at approximately $4.8 million.
Compensation to Ben Markison
Ben Markison, son of Brian Markison, our Chief Executive Officer, serves as Senior Manager, Warehouse Operations and RVL Supply Chain at our subsidiary, Vertical/Trigen Opco, LLC. For the year ended December 31, 2020, Mr. Markison was paid $121,819.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,090,288	$7.05	1,994,798
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,090,288	$7.05	1,994,798

(1)
Consists of 2,827,100 shares issuable upon exercise of outstanding options under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan and 96,400 shares issuable upon exercise of outstanding options and 3,166,788 shares issuable upon vesting of outstanding restricted stock units under the Osmotica Pharmaceuticals plc 2018 Incentive Plan.

(2)
The weighted-average exercise price takes into account 3,166,788 shares under the Osmotica Pharmaceuticals plc 2018 Incentive Plan issuable upon vesting of outstanding restricted stock units, which have no exercise price. The weighted average exercise price solely with respect to stock options outstanding under the approved plans is $14.69.

(3)
Consists of 536,024 shares remaining available for issuance under the Osmotica Pharmaceuticals plc 2018 Incentive Plan and 1,458,774 shares remaining available for issuance under the Osmotica Pharmaceuticals plc 2018 Employee Share Purchase Plan. No further awards will be granted under the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan.

Share Ownership Information
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of March 31, 2021 by (i) such persons known to us to be beneficial owners of more than 5% of our ordinary shares, (ii) each director, director nominee and named executive officer and (iii) all directors and executive officers as a group. The percentages listed below are based on 62,719,131 ordinary shares outstanding as of March 31, 2021. Unless otherwise noted, the address for each individual is c/o Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, NJ 08807.

Name	Number of Shares(1)	Percentage
Beneficial holders of 5% or more of our outstanding ordinary shares:
Investment funds affiliated with Avista Capital Partners(1)	16,763,859	26.7%
Altchem(2)	23,667,540	37.7%
Orbit Co-Invest I, LLC(3)	4,936,926	7.9%
Directors and named executive officers:
Brian Markison(4)	2,452,030	3.9%
Joachim Benes(5)	—	—
David Burgstahler(6)	—	—
Gregory L. Cowan	23,960	*
Michael DeBiasi	—	—
Sriram Venkataraman(6)	—	—
Juan Vergez(5)	—	—
Fred Weiss	31,183	*
James Schaub(7)	586,160	*
Tina deVries(8)	209,534	*
Christopher Klein(9)	261,662	*
All Directors and Executive Officers as a Group (12 persons)(10)	3,799,471	6.0%

* Indicates less than 1%
(1)
The shares included in the table above consist of 15,730,864 ordinary shares held by Avista Healthcare Partners, L.P. and 1,032,995 ordinary shares held by Orbit Co-Invest III LLC, which we collectively refer to as the Avista Funds. Avista Healthcare Partners GP, Ltd., or AHP GP, serves as the general partner of Avista Healthcare Partners, L.P., and Avista Capital Partners III GP, L.P., or ACP GP, serves as the Manager of Orbit Co-Invest III LLC. By virtue of the relationships described above, AHP GP may be deemed to share beneficial ownership of the shares held by Avista Healthcare Partners, L.P. and ACP GP may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest III LLC. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Funds. The address for each of these entities is 65 East 55th Street, 18th Floor, New York, NY 10022.

(2)
The shares included in the table above consist of 22,485,297 ordinary shares held by Altchem Limited and 1,182,243 ordinary shares held by Orbit Co-Invest A-1 LLC. Altchem Limited serves as the manager of Orbit Co-Invest A-1 LLC. As a result, Altchem Limited may be deemed to share beneficial ownership of the shares held by Orbit Co-Invest A-1 LLC. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem Limited are made by the foundation council of Harsaul Foundation, a foundation organized in Panama, in its absolute discretion. As a result, Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of Altchem Limited and Orbit Co-Invest A-1 LLC. The address for Altchem Limited is Karaiskaki, 6 City House, 3032, Limassol, Cyprus.. The address for Orbit Co-Invest A-1 LLC is 895 Sawyer Road Marietta, GA 30062. The registered address for Harsaul Foundation is Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama.

(3)
The shares included in this table consist of 4,936,926 ordinary shares held by Orbit Co-Invest I, LLC, or Orbit I. Paradox Capital Partners, LLC, or Paradox, is the manager of Orbit I, and Harvey Kesner is the manager of Paradox. As a result, both Paradox and Mr. Kesner may be deemed to beneficially own the ordinary shares held by Orbit I. The address for Paradox is 1500 East Las Olas Blvd., 2nd Floor, Ft. Lauderdale, FL 33304.

(4)
Includes 963,788 shares that may be acquired by Mr. Markison upon the exercise of outstanding options.

(5)
Excludes the ordinary shares held by Altchem and Orbit Co-Invest A-1 LLC. See footnote 2 above.

(6)
Excludes the ordinary shares held by the Avista Funds. See footnote 1 above.

(7)
Includes 374,804 shares that may be acquired by Mr. Schaub upon the exercise of outstanding options and 18,313 shares that may be acquired by Mr. Schaub upon the vesting of restricted stock units.

(8)
Includes 149,921 shares that may be acquired by Dr. deVries upon the exercise of outstanding options and 17,887 shares that may be acquired by Dr. deVries upon the vesting of restricted stock units.

(9)
Includes 149,921 shares that may be acquired by Mr. Klein upon the exercise of outstanding options and 17,887 shares that may be acquired by Mr. Klein upon the vesting of restricted stock units.

(10)
Includes 1,799,065 shares that may be acquired by executive officers upon exercise of outstanding options and 71,974 shares that may be acquired by directors upon vesting of restricted stock units. Excludes the ordinary shares held by the Avista Funds, Altchem Limited and Orbit Co-Invest A-1 LLC. See footnotes 1 and 2 above.

EXECUTIVE AND DIRECTOR COMPENSATION
This section provides an overview of the compensation awarded to, earned by or paid to our principal executive officer and our next three most highly compensated executive officers in respect of their service to us for the year ended December 31, 2020. Our third and fourth most highly compensated executive officers earned the same compensation for the year ended December 31, 2020 and, as a result, compensation for both individuals is described below. We refer to our principal executive officer and these other three executive officers as our named executive officers. Our named executive officers are:
•
Brian Markison, our President and Chief Executive Officer;

•
James Schaub, our Executive Vice President and Chief Operating Officer;

•
Tina deVries, Ph.D., our Executive Vice President, Research and Development; and

•
Christopher Klein, our General Counsel and Secretary.

Summary Compensation Table
The following table sets forth the compensation awarded to, earned by or paid to our named executive officers in respect of their service to us for the years ended December 31, 2020 and December 31, 2019.
Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Nonequity incentive plan compensation ($)(3)	All other compensation ($)(4)	Total ($)
Brian Markison President and Chief Executive Officer	2020	715,923	2,427,930	690,000	—	3,833,853
	2019	683,446	2,762,496	892,680	—	4,338,622
James Schaub EVP and Chief Operating Officer	2020	446,539	670,265	215,000	6,760	1,338,564
	2019	421,808	799,998	264,127	10,569	1,496,502
Tina deVries, Ph.D. EVP, Research & Development	2020	436,154	654,683	210,000	7,108	1,307,945
	2019	414,539	799,998	285,360	11,200	1,511,097
Christopher Klein General Counsel & Secretary	2020	436,154	654,683	210,000	7,108	1,307,945
	2019	414,539	799,998	285,360	11,200	1,511,097

(1)
Amounts shown for 2020 include 27 pay periods, while amounts shown for 2019 include 26 pay periods. Amounts shown for Messrs. Schaub and Klein and Dr. deVries include contributions made by them to our 401(k) plan. Mr. Markison did not contribute to our 401(k) plan in 2020 or 2019. Amount shown for Mr. Markison for 2020 includes director fees for his service on our board of directors during 2020 ($16,000) and his base salary as our President and Chief Executive Officer ($699,923). Amount shown for Mr. Markison for 2019 includes director fees for his service on our board of directors during 2019 ($16,000) and his base salary as our President and Chief Executive Officer ($667,446).

(2)
Amounts shown in this column represent the aggregate grant date fair value of time-based and performance-based restricted stock units granted to our named executive officers in 2020 and time-based restricted stock units granted to our named executive officers in 2019, computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The assumptions used to value the restricted stock units for this purpose are set forth in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The grant date fair value of the performance-based restricted stock units granted in 2020 is reported based on the probable outcome of the performance conditions (target) on the grant date. Assuming performance at maximum payout level, the grant date fair value of the performance-based restricted stock units granted in 2020 was: Mr. Markison, $1,899,108; Mr. Schaub, $538,410; Dr. deVries, $525,893; and Mr. Klein, $525,893.

(3)
Amounts shown for 2020 and 2019 represent each named executive officer’s annual bonus earned with respect to 2020 and 2019 under the Osmotica Pharmaceuticals plc 2018 Annual Cash Incentive Plan, or the Cash Incentive Plan, based on corporate and individual performance goals.
(4)
Amounts shown for Messrs. Schaub and Klein and Dr. deVries for 2020 and 2019 represent 401(k) plan company matching contributions.

Overview
Our executive compensation program is designed to attract, retain and reward key employees, to incentivize them based on the achievement of key performance goals, and to align their interests with the interests of our shareholders. Our Chief Executive Officer makes recommendations to our compensation committee about the compensation of his direct reports, and our compensation committee is responsible for determining the compensation of our executive officers, other than our Chief Executive Officer. Our compensation committee makes recommendations with respect to our Chief Executive Officer’s compensation to our board of directors.
In 2020, our compensation committee engaged Pearl Meyer & Partners, LLC, or Pearl Meyer, an independent compensation consulting firm, to assist in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing pay benchmarking data. Prior to engaging Pearl Meyer, and annually thereafter, our compensation committee has assessed the independence of Pearl Meyer from management and, on the basis of that assessment and taking into consideration the independence factors that are required to be considered under applicable stock exchange rules, satisfied itself that no relationships exist that would create a conflict of interest or that would compromise Pearl Meyer’s independence.
2020 Base Salary and Annual Bonus
The employment agreement with each named executive officer, described below, established a base salary for such officer, which is subject to discretionary increase. Each of our named executive officers is paid a base salary reflecting his or her skill set, experience, performance, role and responsibilities. Each named executive officer’s base salary for 2020 was: Mr. Markison, $690,000; Mr. Schaub, $430,000; Dr. deVries, $420,000; and Mr. Klein, $420,000.
As described below, each named executive officer has a target annual bonus opportunity based on his or her base salary earned with respect to the applicable year, as set forth in his or her employment agreement. Each named executive officer’s target annual bonus for 2020, as a percentage of base salary, was: Mr. Markison, 100%; Mr. Schaub, 50%; Dr. deVries, 50%; and Mr. Klein, 50%. Annual bonuses for 2020 were awarded under the Cash Incentive Plan, based on the achievement of pre-established corporate EBITDA (earnings before interest, taxes, depreciation and amortization), reduction in net debt and R&D pipeline advancement goals, as well as individual objectives. For 2020, the EBITDA results (weighted at 25%) exceeded the stretch goal established for such metric, the reduction in net debt results (weighted at 25%) exceeded the target goal established for such metric, and the R&D pipeline advancement results (weighted at 30%), following the recommendation of our senior leadership team, was deemed achieved by the compensation committee at 62.5%. As a result, each named executive officer earned 100% of his or her target bonus attributable to these goals. After taking into account the level of achievement of individual performance goals (weighted at 20%), each named executive officer received an annual bonus as follows: Mr. Markison, $690,000; Mr. Schaub, $215,000; Dr. deVries, $210,000; and Mr. Klein, $210,000.
Agreements with Our Named Executive Officers
Each of our named executive officers is party to an employment agreement with one of our subsidiaries that sets forth the terms and conditions of his or her employment with us. Each such agreement provides for “at will” employment. Each agreement contains nondisclosure, nonsolicitation, noncompetition and assignment of intellectual property and other obligations by which the executive is bound. The material terms of the employment agreements with our named executive officers are described below. The terms “cause,” “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement. In addition, Mr. Markison is party to a letter of appointment with us that sets forth the terms and conditions of his membership on our board of directors. The material terms of his letter of appointment are described below.
Mr. Markison.   Our subsidiary, Vertical/Trigen Holdings, LLC, entered into an employment agreement with Mr. Markison on December 3, 2015 that provides for a fixed base salary level, subject to discretionary increases and which has subsequently been increased, and a target annual bonus equal to 100% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Markison is eligible to participate in our benefit plans, as in effect from time to time.
In addition, pursuant to a letter of appointment with Mr. Markison, effective as of January 1, 2019, in respect of his service on our board of directors for 2020, a portion of Mr. Markison’s base salary will be allocated as follows: (i) an annual cash retainer of $10,000 for service as a director and (ii) an additional cash retainer of $6,000 for service as a member of our nominating and corporate governance committee. In addition, he is entitled to receive reimbursement for reasonable expenses incurred in connection with his duties as a director.
Mr. Schaub.   Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Mr. Schaub on December 16, 2013 that provides for a fixed base salary level, subject to discretionary adjustments and which has subsequently been increased, and a target annual bonus equal to 50% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Schaub is eligible to participate in our benefit plans, as in effect from time to time.
Dr. deVries.   Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Dr. deVries on May 2, 2016 that provides for a fixed base salary level, subject to annual review and which has subsequently been increased, and a target annual bonus equal to 50% of her annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Dr. deVries is eligible to participate in our benefit plans, as in effect from time to time.
Mr. Klein.   Our subsidiary, Vertical/Trigen Opco, LLC, entered into an employment agreement with Mr. Klein on December 16, 2013 that provides for a fixed base salary level, subject to discretionary adjustments and which has subsequently been increased, and a target annual bonus equal to 50% of his annual base salary, with the actual amount of the bonus earned based on the achievement of performance objectives. Mr. Klein is eligible to participate in our benefit plans, as in effect from time to time.
Termination of Employment Without Cause or for Good Reason.    If Mr. Markison’s employment is terminated by us without cause or by him for good reason, he will be entitled to receive (i) a lump sum amount equal to his annual base salary, (ii) a lump sum amount equal to his full target bonus for the year of termination and (iii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Mr. Markison elects to receive COBRA health care continuation coverage, we will pay a portion of his monthly COBRA premiums for 24 months following the date of termination in an amount equal to the employer portion of applicable group medical and dental premiums as in effect on the date of termination.
Pursuant to our employment agreement with each of Mr. Schaub and Mr. Klein, if the executive’s employment is terminated by us without cause or by the executive for good reason, he will be entitled to receive (i) an amount equal to his monthly base salary, payable for 12 months following termination in accordance with our payroll schedule, (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, paid at the same time annual bonuses are paid to employees generally, and (iii) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally. In addition, if the executive elects to receive COBRA health care continuation coverage, we will pay his monthly COBRA premiums for up to 12 months following the date of termination.
If Dr. deVries’s employment is terminated by us without cause or by her for good reason, she will be entitled to receive (i) an amount equal to her monthly base salary plus one-twelfth of her target annual bonus, payable for 12 months following termination in accordance with our payroll schedule, and (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Dr. deVries elects to receive COBRA health care continuation coverage, we will pay her monthly COBRA premiums for up to 12 months following the date of termination.

Termination of Employment by Reason of Death or Disability.    If Mr. Markison’s employment is terminated by reason of his death or permanent disability, he will be entitled to receive (i) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally, and (ii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination.
Pursuant to our employment agreement with each of Mr. Schaub and Mr. Klein, if the executive’s employment is terminated by reason of his death or disability, he will be entitled to receive (i) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, paid at the same time annual bonuses are paid to employees generally, and (ii) a pro rata annual bonus for the year of termination, based on actual performance and paid at the same time annual bonuses are paid to employees generally.
If Dr. deVries’s employment is terminated by reason of her death or disability, she will be entitled to receive a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination, and, if she elects to receive COBRA health care continuation coverage, we will pay her monthly COBRA premiums for up to 12 months following the date of termination.
Termination of Employment Without Cause or for Good Reason Following a Change in Control.   If Mr. Markison’s employment is terminated by us without cause or by him for good reason, in either case, within 12 months following a change in control, in lieu of the benefits described above, Mr. Markison will be entitled to receive (i) a lump sum amount equal to the greater of his annual base salary on the date of termination or the day immediately prior to the change in control, (ii) a lump sum amount equal to the greater of his target annual bonus for the year of termination or for the year in which the change in control occurs and (iii) a lump sum amount equal to any earned, but unpaid, annual bonus for the year prior to the year of termination. In addition, if Mr. Markison elects to receive COBRA health care continuation coverage, we will pay a portion of his monthly COBRA premiums for 24 months following the date of termination in an amount equal to the employer portion of applicable group medical and dental premiums as in effect on the date of termination.
None of Mr. Schaub, Dr. deVries or Mr. Klein is entitled to any enhanced severance benefits in connection with a termination of the executive’s employment by us without cause or by the executive for good reason following a change in control.
Severance Subject to Release of Claims.   Our obligation to provide an executive with severance payments and other benefits under the executive’s employment agreement is conditioned on the executive signing (and not subsequently revoking) an effective release of claims in favor of us.
Equity-Based Compensation
On May 20, 2020, Mr. Markison received a grant of 249,787 restricted stock units under the Osmotica Pharmaceuticals plc 2018 Incentive Plan, or the 2018 Plan. The restricted stock units vest in full on the fifth anniversary of the grant date, generally subject to Mr. Markison’s continued employment on the vesting date. If Mr. Markison’s employment is terminated by us without cause or by Mr. Markison for good reason (each as defined in his employment agreement) prior to the fifth anniversary of the grant date, a prorated portion of the restricted stock units will vest based on the number of months during which Mr. Markison was employed following the grant date. In connection with a change in control, the restricted stock units will become fully vested if they are not assumed or substituted for by the acquirer or if Mr. Markison’s employment is terminated by us without cause or by Mr. Markison for good reason, in either case on or within 18 months following the change in control.
On May 20, 2020, Mr. Markison received a grant of 249,787 performance-based restricted stock units under the 2018 Plan. The performance-based restricted stock units are eligible to be earned at threshold (50% of the award), target (100% of the award) and maximum (150% of the award) levels, based on attainment of pre-established stock price hurdles for the average of any thirty (30) consecutive trading days during the three-year performance period following the grant date; provided, that, the number of earned performance-restricted stock units may not exceed the limits set forth in the 2018 Plan when taken together with the time-based restricted stock units granted to Mr. Markison in 2020, described above. To the extent earned, the performance-based restricted stock units will vest on the fifth anniversary of the grant date, generally subject to Mr. Markison’s continued employment through the vesting date. If Mr. Markison’s employment is terminated by us without cause or by him for good reason (each as defined in his employment agreement) prior to the fifth anniversary of the grant date, the performance-based restricted stock units will be eligible to be earned based on the actual achievement of the stock price hurdles through the date of such termination, and will vest based on the number of months during which Mr. Markison was employed for the 5-year period following the grant date. In connection with a change in control, the performance-based restricted stock units will be eligible to be earned based on the actual achievement of the stock price hurdles as of the change in control and, to the extent earned, will become fully vested.
On May 18, 2020, Mr. Schaub received a grant of 73,253 restricted stock units and each of Dr. deVries and Mr. Klein received a grant of 71,550 restricted stock units under the 2018 Plan. The restricted stock units vest in equal annual installments on each of the first four anniversaries of the grant date, generally subject to the named executive officer’s continued employment on each applicable vesting date. In connection with a change in control, the restricted stock units will become fully vested if they are not assumed or substituted for by the acquirer or if the named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason (each as defined in the named executive officer’s employment agreement), in either case on or within 18 months following the change in control.
On May 18, 2020, Mr. Schaub received a grant of 73,253 performance-based restricted stock units and each of Dr. deVries and Mr. Klein received a grant of 71,550 performance-based restricted stock units under the 2018 Plan. The performance-based restricted stock units are eligible to be earned at threshold (50% of the award), target (100% of the award) and maximum (150% of the award) levels, based on attainment of pre-established stock price hurdles for the average of any thirty (30) consecutive trading days during the three-year performance period following the grant date. To the extent earned, the performance-based restricted stock units will vest on the third anniversary of the grant date, generally subject to the named executive officer’s continued employment through the vesting date. If the executive officer’s employment is terminated by us without cause or by the executive officer for good reason (each as defined in the executive officer’s employment agreement) prior to the third anniversary of the grant date, the performance-based restricted stock units will be eligible to be earned based on actual achievement of the stock price hurdles through the date of such termination, and will vest based on the number of months during which the executive officer was employed during the performance period. In connection with a change in control, the performance-based restricted stock units will be eligible to be earned based on the actual achievement of the stock price hurdles as of the change in control and, to the extent earned, will become fully vested.

Outstanding Equity Awards at Year-End Table
The following table sets forth information concerning the outstanding equity awards held by each of our named executive officers as of December 31, 2020.
	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Option exercise price ($/share)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Brian Markison	963,788	321,264	14.95	5/5/2026(2)	—	—
	—	—	—	—	387,991(3)	1,598,523
					249,787(4)	1,029,122
							124,893(5)	514,559
James Schaub	321,261	107,089	14.95	5/5/2026(6)	—	—
					78,637(7)	323,984
					73,253(8)	301,802
							36,626(9)	150,899
Tina deVries, Ph.D.	128,504	42,836	14.95	5/5/2026(10)	—	—
	—	—	—	—	78,637(7)	323,984
					71,550(11)	294,786
							35,775(9)	147,393
Christopher Klein	128,504	42,836	14.95	5/5/2026(12)	—	—
	—	—	—	—	78,637(7)	323,984
					71,550(11)	294,786
							35,775(9)	147,393

(1)
Amounts determined based on the fair market value of our common stock of $4.12 per share, which was the closing price of our common stock on December 31, 2020 as reported on the Nasdaq Global Select Market.

(2)
Represents an option to purchase 30,000 common units granted on May 5, 2016, as adjusted to reflect a conversion into an option to purchase our ordinary shares in connection with a reorganization undertaken prior to our initial public offering. Fifty percent of the award vests as follows: 25% of the shares underlying the award vested on each of February 3, 2017, February 3, 2018, February 3, 2019 and February 3, 2020. The remaining 50% of the shares underlying the award vest on each anniversary of our initial public offering as follows: 25% of the shares underlying the award vested on each of October 18, 2019 and October 18, 2020, and the remainder of the shares underlying the award vest in equal installments on each of October 18, 2021 and October 18, 2022.

(3)
Represents 387,991 restricted stock units granted on February 25, 2019, which vest as to 100% of the shares underlying the award on February 25, 2024.

(4)
Represents 249,787 restricted stock units granted on May 20, 2020, which vest as to 100% of the shares underlying the award on May 20, 2025.

(5)
Represents performance-based restricted stock units granted on May 20, 2020. The number of shares reported in this column assumes the threshold level of performance (payout at 50%), in accordance with SEC requirements. Actual payouts for performance-based restricted stock units could range from 0%

to 150% of the target award based on attainment of pre-established stock price hurdles for the average of any thirty (30) consecutive trading days during the three-year performance period following the grant date; provided, that, the number of earned performance-restricted stock units may not exceed the limits set forth in the 2018 Plan when taken together with the time-based restricted stock units granted to Mr. Markison in 2020. To the extent earned, the performance-based restricted stock units will vest on May 20, 2025.
(6)
Represents an option to purchase 10,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with a reorganization undertaken prior to our initial public offering. Fifty percent of the award vests as follows: 25% of the shares underlying the award vested on each of February 3, 2017, February 3, 2018, February 3, 2019 and February 3, 2020. The remaining 50% of the shares underlying the award vest on each anniversary of our initial public offering as follows: 25% of the shares underlying the award vested on each of October 18, 2019 and October 18, 2020, and the remainder of the shares underlying the award vest in equal installments on each of October 18, 2021 and October 18, 2022.

(7)
Represents 104,849 restricted stock units granted on January 24, 2019, which vested as to 25% of the shares underlying the award on each of January 24, 2020 and January 24, 2021 and vest as to 25% shares underlying the award on each of January 24, 2022 and January 24, 2023.

(8)
Represents 73,253 restricted stock units granted on May 18, 2020, which vest as to 25% of the shares underlying the award on each of May 18, 2021, May 18, 2022, May 18, 2023 and May 18, 2024.

(9)
Represents performance-based restricted stock units granted on May 18, 2020. The number of shares reported in this column assumes the threshold level of performance (payout at 50%), in accordance with SEC requirements. Actual payout for performance-based restricted stock units could range from 0% to 150% of the target award based on attainment of pre-established stock price hurdles for the average of any thirty (30) consecutive trading days during the three-year performance period following the grant date. To the extent earned, the performance-based restricted stock units will vest on May 18, 2023.

(10)
Represents an option to purchase 4,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with a reorganization undertaken prior to our initial public offering. Fifty percent of the award vests as follows: 25% of the shares underlying the award vested on each of May 2, 2017, May 2, 2018, May 2, 2019 and May 2, 2020. The remaining 50% of the shares underlying the award vest on each anniversary of our initial public offering as follows: 25% of the shares underlying the award vested on each of October 18, 2019 and October 18, 2020, and the remainder of the shares underlying the award vest in equal installments on each of October 18, 2021 and October 18, 2022.

(11)
Represents 71,550 restricted stock units granted on May 18, 2020, which vest as to 25% of the shares underlying the award on each of May 18, 2021, May 18, 2022, May 18, 2023 and May 18, 2024.

(12)
Represents an option to purchase 4,000 common units granted on May 5, 2016, as adjusted to reflect the conversion into an option to purchase our ordinary shares in connection with a reorganization undertaken prior to our initial public offering. Fifty percent of the award vests as follows: 25% of the shares underlying the award vested on each of February 3, 2017, February 3, 2018, February 3, 2019 and February 3, 2020. The remaining 50% of the shares underlying the award vest on each anniversary of our initial public offering as follows: 25% of the shares underlying the award vested on each of October 18, 2019 and October 18, 2020, and the remainder of the shares underlying the award vest in equal installments on each of October 18, 2021 and October 18, 2022.

Employee Benefits Plans
We currently provide broad-based health and welfare benefits that are available to all of our employees, including our named executive officers, including medical, dental, vision, life and disability insurance. In addition, we maintain a 401(k) plan, under which eligible employees may elect to defer their current eligible compensation, subject to the limits imposed by the Internal Revenue Code. The 401(k) plan also provides that we will make company matching contributions equal to 100% of each employee’s elective deferrals up to 3% of base salary, plus 50% of each employee’s elective deferrals between 3% and 5% of base salary. In response to uncertainty caused by the COVID-19 pandemic, in order to preserve cash, we suspended our 401(k) matching contributions from June 1, 2020 through December 31, 2020. Matching contributions resumed on January 1, 2021. Other than the 401(k) plan, we do not provide any qualified or non-qualified retirement or deferred compensation benefits to our employees, including our named executive officers.
Payments on Termination of Employment or Change in Control
Each of our named executive officers is a party to an employment agreement with us that provides for certain payments and benefits in connection with a qualifying termination of his or her employment, as described in “Employment Arrangements with Our Named Executive Officers” above.
In addition, in connection with a change in control, options granted to our named executive officers prior to our initial public offering will become fully vested and exercisable and restricted stock units granted to our named executive officers in 2019 and 2020 will become fully vested if they are not assumed or substituted for by the acquirer or if the named executive officer’s employment is terminated by us without cause or by the named executive officer for good reason, in either case on or within 18 months following the change in control. In the event of a change in control that occurs prior to the end of the three-year performance period, performance-based restricted stock units granted to our named executive officers in 2020 will be eligible to be earned based on actual achievement of the performance objectives through the date of the change in control, and will vest as of such date.
Director Compensation
The following table sets forth information concerning the compensation awarded to, earned by or paid to our non-employee directors during 2020. Mr. Markison’s compensation is included with that of our other named executive officers above in “Summary Compensation Table.”
Name	Fees Paid or Earned in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Joachim Benes(3)(4)	$—	$—	$—
David Burgstahler(4)	$—	$—	$—
Gregory L. Cowan	$76,563	$174,996	$251,559
Michael DeBiasi	$147,500	$—	$147,500
Sriram Venkataraman(4)	$—	$—	$—
Carlos Sielecki(4)(5)	$—	$—	$—
Juan Vergez(4)	$—	$—	$—
Fred Weiss	$82,500	$174,996	$257,496

(1)
Amount represents fees earned in 2020. For Mr. DeBiasi, the amount includes the additional cash retainer paid in 2020 in lieu of an initial restricted stock unit award, as described below. The total additional cash retainer will be $262,500, payable over three years, subject to Mr. DeBiasi’s continued service on our board of directors.

(2)
Amounts shown in this column represent the aggregate grant date fair value of restricted stock units granted to our non-employee directors in 2020 computed by multiplying the number of restricted stock units subject to the respective grant by the closing price of our common stock on the grant date. As of December 31, 2020, Mr. Weiss held unvested restricted stock units with respect to 61,652 shares of our common stock and Mr. Cowan held unvested restricted stock units with respect to 61,652 shares of our common stock. Non-employee directors who are also partners or employees of, or otherwise affiliated with, Avista or Altchem are not eligible to receive Company equity awards at this time.

(3)
Mr. Benes joined our board of directors on March 23, 2020.

(4)
Directors affiliated with Avista or Altchem did not receive fees for their service on our board of directors with respect to 2020.

(5)
Mr. Sielecki resigned from our board of directors effective March 23, 2020.

Under our director compensation program, which was approved by the board of directors in January 2019, all non-employee directors are eligible to receive the following, pro-rated to reflect any partial year of service: (i) an annual cash retainer of $50,000 for service as a member of the board of directors, (ii) an additional cash retainer for service as a member or chairperson of our audit, compensation or nominating and corporate governance committees as set forth in the table below and (iii) an annual equity award of restricted stock units valued at $175,000 on the date of grant, which will vest upon the earlier of (x) the first anniversary of the grant date and (y) the Company’s next annual general meeting of shareholders. In addition, in connection with the initial appointment of a non-employee director to the Board, the Company will grant such director an initial restricted stock unit award with a grant date value of $262,500, one-third of which will vest on each of the first three anniversaries of the grant date. During 2020, Messrs. Weiss and Cowan each received an annual restricted stock unit award. The Company will also reimburse all non-employee directors for expenses incurred in connection with attending board and committee meetings.
Due to certain requirements of the Irish Takeover Rules, non-employee directors who are also partners or employees of, or otherwise affiliated with, Avista or Altchem are not eligible to receive Company equity awards at this time. In March 2020, the board of directors approved an update to our director compensation program in order to provide certain non-employee directors who may be deemed to be affiliated with Avista and/or Altchem under the Irish Takeover Rules with additional cash retainers in lieu of the annual and initial restricted stock unit awards they would have been entitled to receive under this program had they been eligible to receive Company equity awards. These non-employee directors, selected by the board, will be eligible to receive (i) an additional annual cash retainer of $175,000, pro-rated to reflect any partial year of service, which will vest upon the earlier of (x) the first anniversary of the grant date and (y) the Company’s next annual general meeting of shareholders and (ii) an initial cash retainer of $262,500, one-third of which will vest on each of the first three anniversaries of the vesting commencement date.
A schedule of board of directors and committee fees is below.
Board and Committee Fees	2020
Audit Committee Member	$10,000
Audit Committee Chair	$20,000
Compensation Committee Member	$8,750
Compensation Committee Chair	$17,500
Nominating and Corporate Governance Committee Member	$5,000
Nominating and Corporate Governance Chair	$10,000
Board Retainer	$50,000

AUDIT COMMITTEE MATTERS
Audit Committee Report
We operate in accordance with a written charter adopted by the board of directors and reviewed annually by the audit committee. We are responsible for overseeing the quality and integrity of Osmotica’s accounting, auditing and financial reporting practices. In accordance with the rules of the SEC and the Nasdaq Stock Market, the audit committee is composed of members who are independent, as defined by the listing standards of Nasdaq Stock Market and our Corporate Governance Guidelines. Further, the board of directors determined during 2020 that two of our members, Mr. Cowan and Mr. Weiss, were audit committee financial experts as defined by the rules of the SEC.
The audit committee met nine times during 2020, including meetings with our Chief Financial Officer and other members of management, internal auditors and Ernst & Young LLP (“EY”), Osmotica’s current independent registered public accounting firm. Four of these meetings were held prior to the public release of Osmotica’s quarterly earnings announcement in order to discuss the financial information contained in the announcement.
We took numerous actions to discharge our oversight responsibility with respect to the audit process. We received the written disclosures and the letter from EY pursuant to Rule 3526, Communication with Audit Committees Concerning Independence, of the Public Company Accounting Oversight Board (“PCAOB”) concerning any relationships between EY and Osmotica and the potential effects of any disclosed relationships on EY’s independence, and discussed with EY its independence. We reviewed with EY and management their audit plans, audit scope and identification of audit risks.
The audit committee also received from, and discussed with, EY the written disclosures and other communications that the Company’s independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees.
We reviewed and discussed the audited consolidated financial statements of Osmotica for the year ended December 31, 2020 with management and EY. Management has the responsibility for the preparation of Osmotica’s consolidated financial statements, and EY had the responsibility for the audit of those consolidated financial statements. Based on these reviews and discussions with management and EY, we determined that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
The audit committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The audit committee has selected EY to continue to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
The audit committee also pre-approves all audit services, internal control-related services and permitted non-audit services by our independent registered public accounting firm. Consistent with any applicable SEC rules on auditor independence, the audit committee may annually establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the audit committee. The audit committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next regularly scheduled meeting.
Our policies prohibit Osmotica from engaging our independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information system design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, internal audit outsourcing, any management function, legal services or expert services not related to the audit, broker-dealer, investment adviser or investment banking services or human resource consulting. In addition, we evaluate whether Osmotica’s use of our independent registered public accounting firm for permitted non-audit services is compatible with maintaining their independence. We concluded that EY’s provision of non-audit services in 2020, all of which we approved in advance, was compatible with its independence.
Audit Committee
Gregory L. Cowan, Chair
Michael DeBiasi
Fred Weiss
Audit and Other Fees
The aggregate fees that Osmotica paid for professional services rendered by EY for the last two fiscal years were:
	Year ended December 31, 2020	Year ended December 31, 2019(1)
Audit fees	$1,429,936	$996,000
Audit-related fees	115,000	—
Tax fees	391,989	321,367
All other fees	—	—
Total fees	$1,936,925	$1,317,367

(1)
The Company also paid BDO USA LLP $288,247 in audit fees for professional services rendered for the year ended December 31, 2019.

Audit fees related to services rendered for the audit of the Company’s consolidated financial statements, reviews of interim consolidated financial statements, review of documents filed with the SEC and services provided in connection with statutory audits of the financial statements of the Company and certain subsidiaries. Tax fees related to permissible services in connection with the Company’s legal entity rationalization.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE BOARD OF DIRECTORS, THROUGH THE AUDIT COMMITTEE, TO SET THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S REMUNERATION
The audit committee of the board of directors is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s financial statements. The audit committee has appointed Ernst & Young LLP as its independent external auditor for the fiscal year ending December 31, 2021 and recommended that the board of directors submit this appointment to the Company’s shareholders for ratification at the Annual Meeting.
The audit committee is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. In order to assure continuing auditor independence, the audit committee periodically considers whether there should be a regular rotation of our independent external audit firm. The members of the audit committee and the board of directors believe that the continued retention of Ernst & Young to serve as the Company’s independent external auditor is in the best interests of the Company’s shareholders.
As required by the audit committee charter and by Irish law, the board of directors is submitting for shareholder ratification the selection of Ernst & Young LLP and the authorization of the board of directors, acting through the audit committee, to set the auditor’s remuneration. If the shareholders do not so ratify, the audit committee will reconsider its selection.
The ratification of the appointment of Ernst & Young LLP as the independent external auditor of the Company for the fiscal year ending December 31, 2021 and the authorization of the board of directors, acting through the audit committee, to set the auditors’ remuneration is an ordinary resolution and must receive the affirmative vote of a majority of the votes at the Annual Meeting in order to be approved.
Representatives of Ernst & Young LLP are not expected to attend the Annual Meeting.
Recommendation
Your board of directors recommends a vote FOR Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm and Authorization of the Board of Directors, through the Audit Committee, to set the Independent Registered Public Accounting Firm’s Remuneration.

PROPOSAL 3
WAIVER OF OFFER OBLIGATIONS UNDER RULE 37 OF THE IRISH TAKEOVER RULES TO ENABLE SHARE BUYBACKS AND REDEMPTIONS
Background to the Proposal
On October 22, 2018, Osmotica announced the closing of its initial public offering of its shares on Nasdaq (the “IPO”) of 7,647,500 ordinary shares (including shares issued upon exercise of the underwriters’ overallotment option) at a price of $7.00 per share. In addition to the ordinary shares sold in the IPO, Osmotica sold 2,014,285 ordinary shares to certain existing shareholders, including the Avista Shareholders and the Altchem Shareholders, at the IPO price.
Since the IPO, Osmotica’s share price has fluctuated significantly, and for the most part has been less than the IPO price. As of close of markets on April 20, 2021, the share price was $3.04. This represents a 56.6% decrease in Osmotica’s share price since the IPO.
In this context, the Board believes that the current share price of Osmotica significantly undervalues the Company.
Osmotica is therefore considering various strategic alternatives available to it, including the possibility of the Company repurchasing its own shares.
Under the Takeover Rules, any repurchase by Osmotica of its own shares may trigger mandatory offer requirements under Rule 37, unless these requirements are waived by the Irish Takeover Panel (the “Panel”). A condition of such waiver by the Panel is the approval of a majority of independent shareholders. The requirements of Rule 37 are more fully described below.
On August 29, 2019, the Independent Shareholders of the Company approved a waiver of the mandatory offer obligations under Rule 37 of the Takeover Rules to enable the Company to buyback and/or redeem up to 5,251,892 of its own shares (the “2019 Waiver”). Under the 2019 Waiver, the Company redeemed 2,108,907 of its ordinary shares for aggregate gross proceeds of $10,845,975. The 2019 Waiver expired on November 29, 2020.
We asked our Independent Shareholders to renew the 2019 Waiver at our 2020 Annual General Meeting of Shareholders. This proposal was narrowly defeated with 48.7% of the votes cast in favour and 52.1% of the votes cast against, however, only 52.1% of those Independent Shareholders entitled to vote did so. After careful consideration, we have now decided to put this proposal to our Independent Shareholders again as we continue to believe that it is in the best interests of shareholders.
As at April 20, 2021 (the “Latest Practicable Date”), the issued and outstanding share capital of the Company was 62,719,131 ordinary shares. In order to provide the board of directors with flexibility to repurchase ordinary shares, should it decide that that is the best course of action for the Company, the board of directors has decided to seek shareholder approval to purchase up to 10% of its issued and outstanding share capital as at the Latest Practicable Date, being up to 6,271,913 ordinary shares. Whether or not the Company buys back or redeems any of its shares will depend on a number of factors, including the cash position of the Company in the future. As at December 31, 2020, the Company had cash and cash equivalents of $114,053,000.
Proposal 3 — Waiver
Under Rule 37 of the Takeover Rules, if any person, or persons acting in concert, control (by holding securities representing 30% or more of the voting share capital) a relevant company, and by reason of the purchase or redemption by that company of its own securities, the percentage of the voting rights in the company conferred by the securities held by that person, or, in the case of persons acting in concert, by any one or more of those persons, is increased by more than 0.05% in any period of twelve months, such person or, in the case of persons acting in concert, such one or more persons as the Panel may direct, will be obliged, unless that obligation has been waived by the Panel, to make an offer to the holders of each class of equity share capital of the company and to the holders of each other class of transferable voting securities of the company in accordance with Rule 37; provided that, where the aggregate of the voting rights in a relevant company held by a single holder of securities amounts to more than 50% of voting rights in that company, that person shall not incur an obligation under Rule 37 by reason of any increase in that percentage. The Concert Party is not regarded as a single holder for the purposes of the Takeover Rules.
The Avista Funds, the Altchem Shareholders and the Management Individuals (each as defined below) constitute the Concert Party for the purposes of Proposal 3. The Avista Funds, the Altchem Shareholders and the Management Individuals are deemed to be acting in concert with each other under the Takeover Rules. Together the Concert Party current holds 42,297,653 ordinary shares in the capital of the Company, representing 67.5% of the total issued share capital of the Company. If the Company redeems 6,271,913 ordinary shares pursuant to the Company’s Articles of Association (being approximately 10% of the Company’s issued ordinary share capital) and assuming that no member of the Concert Party disposes of any ordinary shares, the total shareholdings of the Concert Party in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 67.5% to 74.9%. As a result, the Concert Party or any member thereof may, if so directed by the Panel, become obliged under the Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.
None of the members of the Concert Party’s maximum holding of securities resulting from the proposed purchase or redemption by the Company of its own securities will confer in the aggregate more than 49.95% of the voting rights in the Company.
A breakdown of each member of the Concert Party’s shareholding in the Company is set out below.
Avista
Avista Healthcare Partners, L.P. (“Avista Healthcare”) and Orbit Co-Invest III LLC (a limited liability company organized in Delaware) (“Orbit III”) (together, the “Avista Funds”) currently hold 16,763,859 ordinary shares (the “Avista Shares”) in total representing approximately 26.7% of the Company’s issued ordinary share capital. Below is a table showing the breakdown of the individual ordinary share ownership of each of the Avista Funds as at the Latest Practicable Date.
Avista Healthcare Partners GP, Ltd. (“AHP GP”), by virtue of its relationship as the general partner of Avista Healthcare, may be deemed to share beneficial ownership of the ordinary shares held by Avista Healthcare. Avista Capital Partners III GP, L.P. (“ACP GP” and together with AHP GP, “Avista” and Avista, together with the Avista Funds, the “Avista Shareholders”), by virtue of its relationship as manager of Orbit III, may be deemed to share beneficial ownership of the ordinary shares held by Orbit III. Voting and disposition decisions at each of AHP GP and ACP GP with respect to the ordinary shares held by the applicable Avista Funds are made by an investment committee, the members of which include David Burgstahler and Sriram Venkataraman, each of whom is a member of our board of directors. Each of the members of each investment committee disclaims beneficial ownership of the ordinary shares held by such Avista Fund.
AVISTA FUND	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Avista Healthcare Partners, L.P.	15,730,864	25.1%
Orbit Co-Invest III LLC	1,032,995	1.6%
If the Company redeems 6,271,913 ordinary shares pursuant to the Company’s Articles of Association and assuming that none of the Avista Shareholders dispose of any ordinary shares, the total shareholdings of the Avista Shareholders in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 26.7% to 29.7%. As a result, Avista may, if so directed by the Panel, become obliged under the Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.
Altchem
Altchem Limited (a company incorporated in Cyprus) (“Altchem”) and Orbit Co-Invest A-1 LLC (a limited liability company organized in Delaware) (“Orbit A-1”) (Altchem and Orbit A-1 together the

“Altchem Shareholders”), together, currently hold 23,667,540 ordinary shares in total representing approximately 37.7% of the Company’s issued ordinary share capital. Below is a table showing the breakdown of the individual ordinary share ownership of each of Altchem and Orbit A-1 as at the Latest Practicable Date.
ALTCHEM ENTITY	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Altchem Limited	22,485,297	35.9%
Orbit Co-Invest A-1 LLC	1,182,243	1.9%
If the Company redeems 6,271,913 ordinary shares pursuant to the Company’s Articles of Association and assuming that none of the Altchem Shareholders dispose of any ordinary shares, the total shareholdings of the Altchem Shareholders in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 37.7% to 41.9%. As a result, the Altchem Shareholders would become obliged under the Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.
Management Individuals
Brian Markison, Andrew Einhorn (including through Harpua LLC), Christopher Klein, Rich Buecheler, Jarret Miller and James Schaub (the “Management Individuals”) together, currently hold 1,866,254 ordinary shares in total representing approximately 3.0% of the Company’s issued ordinary share capital. The Management Individuals are party to a shareholders’ agreement relating to the Company with the Avista Shareholders and the Altchem Shareholders and consequently may be considered to be acting in concert with each of the Avista Shareholders and the Altchem Shareholders.
If the Company redeems 6,271,913 ordinary shares pursuant to the Company’s Articles of Association and assuming that none of the Management Individuals dispose of any ordinary shares, the total shareholdings of the Management Individuals in the Company, while remaining the same in number of ordinary shares, would increase as a percentage of the Company’s issued share capital from 3.0% to 3.3%. As a result, the Management Individuals may, if so directed by the Panel, become obliged under the Takeover Rules to extend a general offer to the Company’s shareholders in accordance with Rule 37, unless that obligation has been waived by the Panel.
Panel Waiver
By letter dated March 23, 2021 to A&L Goodbody (the Company’s Irish counsel) the Panel agreed to waive the potential Rule 37 offer obligations described above, subject to certain conditions, of which the following remain relevant:
(a)
the passing of a resolution, on a poll vote, by a majority of the Independent Shareholders of the Company to approve the maximum shareholding of the Concert Party of 74.9% as a result of the buy-back or redemption by the Company of up to 6,271,913 ordinary shares; and

(b)
the approval by the Panel of a circular to shareholders which should comply with the whitewash guidance note of Rule 9 of the Takeover Rules, as appropriate. This document has been so approved.

The approval referred to in paragraph (a) above is a simple majority approval of the Independent Shareholders who vote (in person or by proxy) at the meeting.
Approval of Proposal 3 is necessary to enable the Company to buyback or redeem up to 6,271,913 ordinary shares without the Concert Party being obliged to make a mandatory offer for the entire issued share capital of the Company not already owned.
Recommendation
Under the Takeover Rules, the board of directors of the Company is presumed to be acting in concert with the Avista Shareholders and the Altchem Shareholders. This presumption arises because the Company is regarded under the Takeover Rules as an associated company of the Avista Shareholders and the Altchem Shareholders by virtue of the size of the Avista Shareholders’ and the Altchem Shareholders’ shareholdings in the Company. Following a submission made to the Panel on our behalf in September 2018, the Panel granted a rebuttal of this presumption insofar as it applies to director Fred Weiss who is not affiliated with the Avista Shareholders and the Altchem Shareholders (the “Independent Director”).
As Proposal 3 relates to a potential mandatory offer obligation under Rule 37 which the Avista Shareholders and the Altchem Shareholders may incur, Messrs Markison, Benes, Burgstahler, Venkataraman, Vergez and DeBiasi (the “Non-independent Directors”) are not permitted to advise the Independent Shareholders on it due to affiliations with the Avista Shareholders and the Altchem Shareholders and/or their presumption of concertedness with the Avista Shareholders and the Altchem Shareholders. Accordingly, they have abstained from advising on Proposal 3. Regarding Mr. Cowan, although we continue to believe he is independent and not working in concert with the Avista Shareholders or Altchem Shareholders, as Mr. Cowan was recently appointed to the board of directors of eMolecules, Inc., a company which was recently acquired by an affiliate of Avista, he has abstained from advising on Proposal 3.
The Independent Director, who has been so advised by Davy Corporate Finance, considers Proposal 3, which is a condition to the implementation of share buybacks and/or redemptions by the Company, to be in the best interests of the Company and the Independent Shareholders as a whole. In providing its advice on Proposal 3, Davy Corporate Finance has taken account of the commercial assessment of the directors of the Company. Accordingly, the Independent Director recommends that you vote in favor of Proposal 3. The Independent Director intends to vote in favor of Proposal 3.
Independent Shareholders
Only Independent Shareholders may cast vote on Proposal 3.
The Independent Shareholders of the Company are all shareholders of the Company except the Avista Shareholders, the Altchem Shareholders and the Management Individuals.
The Independent Director recommends a vote FOR Proposal 3, Waiver of Offer Obligations under Rule 37 of the Takeover Rules to Enable Company Share Buybacks and Redemptions.

PROPOSAL 4
APPROVAL OF THE AMENDED AND RESTATED 2018 INCENTIVE PLAN
The Osmotica Pharmaceuticals plc 2018 Incentive Plan and the Sub Plan for Directors and Consultants (the “Sub Plan”, and together with our 2018 Incentive Plan, the “2018 Plan”) were originally approved by our shareholders on August 14, 2018. On April 9, 2021, the board of directors approved the Amended and Restated 2018 Incentive Plan and the Sub Plan for Directors and Consultants (together, the “Amended Plan”), subject to shareholder approval.
We are requesting that shareholders approve the Amended Plan to increase the maximum number of ordinary shares available for issuance under it by 5,000,000 shares. The Amended Plan also amends the 2018 Plan to remove certain provisions relating to Section 162(m) of the Code that are no longer applicable following the elimination of the performance-based compensation exception to Section 162(m)’s limitation on deductibility by the Tax Cuts and Jobs Act of 2017 and to extend the term of the plan until the tenth (10th) anniversary of the date the Amended Plan is approved by our shareholders. The Amended Plan will not become effective unless it is approved by our shareholders. The material terms of the Amended Plan are described under “Summary of the Amended Plan” below.
The board of directors believes that the Amended Plan will promote the interests of our shareholders and is consistent with principles of good corporate governance, including the following:
•
Shareholder Approval is Required for Additional Shares.   The Amended Plan does not contain an annual “evergreen” provision. The Amended Plan authorizes a fixed number of shares and, as a result, shareholder approval is required to authorize the issuance of any additional shares under the Amended Plan. This gives our shareholders the opportunity to provide direct input on our equity compensation programs.

•
No Liberal Share Recycling.   Shares underlying stock options and other awards delivered under the Amended Plan will not be recycled back into the share pool if they are withheld in satisfaction of tax withholding obligations or the exercise or purchase price of the award.

•
Limitations on Awards.   The Amended Plan limits the number of stock options, stock appreciation rights (or SARs) and other awards that may be granted to plan participants. The Sub Plan contains an additional limit on the compensation that may be payable to non-employee directors.

•
No Discounted Stock Options or SARs.   All stock options and SARs granted under the Amended Plan must have an exercise or base price that is not less than the closing price of an ordinary share on the date of grant (or the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant).

•
No Repricing.   Other than in connection with certain corporate transactions or changes to our capital structure, the Amended Plan prohibits the repricing of stock options or SARs without obtaining shareholder approval.

•
Payment of Dividends.   The Amended Plan expressly prohibits the payment of dividends or dividend equivalents on unvested awards.

Reasons for Seeking Shareholder Approval
The board of directors believes that equity awards are a critical part of our overall compensation program and allow us to attract and retain key talent, incentivize sustainable growth and long-term value creation, and align the interests of our employees with those of our shareholders. The board of directors approved the Amended Plan because it believes, based in part on input from Pearl Meyer, the independent compensation consultant to the compensation committee, that we will not have a sufficient number of shares available under the 2018 Plan to make our annual grant of equity awards in 2021 in a manner that provides equity incentives at our current levels, which would place us at a competitive disadvantage.
In setting the size of the share pool under the Amended Plan, the board of directors considered the historical amounts of equity awards granted by Osmotica in the last three years. As of December 31, 2020, there were 536,024 shares available for grant under the 2018 Plan. In 2018, 2019 and 2020, we made equity awards under the 2018 Plan (including the Sub Plan) totaling 179,400 shares, 1,486,020 shares, and 2,205,957 shares, respectively (with performance-based awards measured at maximum). Equity awards made in 2018 under the 2018 Plan reflect only awards made in connection with our initial public offering, and are not reflective of our typical annual grants. The weighted average number of our ordinary shares outstanding in 2018, 2019 and 2020 was 45,276,278, 52,367,444, and 60,652,999, respectively. As a result, our three-year average burn rate is approximately 2.29%. In setting the size of the share pool under the Amended Plan, the board of directors also considered the total amount of equity awards outstanding as of December 31, 2020, as further shown in the chart below. Based on an analysis by Pearl Meyer of the remaining shares available for grant under the 2018 Plan, the number of equity awards outstanding under the 2018 Plan, our historic burn rate, current and proposed plan features and comparisons to our peer group, the board of directors approved the Amended Plan and the share pool authorized under it to ensure that we continue to have the ability to provide industry competitive long-term incentive compensation to our key contributors. Based on these same factors, we estimate that the availability of an additional 5,000,000 shares will provide a sufficient additional number of shares to enable us to continue to make equity awards at our historical average annual rates for the next 3 years.
If the Amended Plan is not approved by our shareholders, the Amended Plan will not become effective and we will continue to make awards under the 2018 Plan, but the shares that remain available would be insufficient to continue to provide equity incentives at our current levels, and we believe that this will materially affect our ability to attract and retain key talent. We believe that the terms of the Amended Plan, including its share pool, are reasonable, appropriate, and in the best interests of our shareholders.
Existing Equity Plan Information
The 2018 Plan (including the Sub Plan) is the only current long-term incentive plan of the Company under which equity awards may be granted to our employees, non-employee directors and other service providers, other than the Osmotica Pharmaceuticals plc Employee Share Purchase Plan. As of December 31, 2020, 536,024 shares were available for grant under the 2018 Plan.
The table below includes aggregated information regarding awards outstanding under the 2018 Plan (including the Sub Plan) and the Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan (the “2016 Plan”), our prior equity plan under which awards remain outstanding as of December 31, 2020, the number of shares available for future awards under our 2018 Plan as of December 31, 2020, and the proposed number of shares issuable under the Amended Plan.
	Number of shares (as of December 31, 2020)	As a percentage of shares outstanding (62,545,832 shares as of December 31, 2020)
Outstanding stock options	2,923,500	4.67%
Outstanding restricted stock units (with performance-based restricted stock units measured at maximum)	3,166,788	5.06%
Total shares subject to outstanding awards	6,090,288	9.74%
Total shares available for future awards under 2018 Plan	536,024	0.86%
Total shares available for future awards under the ESPP	1,458,774	2.33%
Total overhang (total shares outstanding under outstanding equity awards and total shares available under 2018 Plan and the ESPP)	8,085,086	12.93%
Proposed shares available for future awards under Amended Plan(1)	5,000,000	7.99%
Total shares outstanding under outstanding equity awards, total shares available under the ESPP and proposed to be reserved for issuance under the Amended Plan	13,085,086	20.92%

(1)
Shares proposed to be available under the Amended Plan, without regard to shares subject to outstanding awards under the 2018 Plan or the 2016 Plan. Share-counting provisions, including adjustments to the numbers of shares available under the Amended Plan, are described below under “Authorized Shares.”

Summary of the Amended Plan
The following is a brief summary of the material terms of the Amended Plan. A copy of the Amended Plan is attached as Appendix A to this proxy statement, and we urge shareholders to read it in its entirety. The following summary is qualified in its entirety by reference to the full text of the Amended Plan.
Purposes
The purposes of the Amended Plan are to attract, retain and reward key employees of the Company and its subsidiaries, to incentivize them to generate shareholder value, to enable them to participate in the growth of the Company and to align their interests with the interests of our shareholders. Our non-employee directors, consultants and advisors are eligible to participate in the Amended Plan under the Sub Plan, as described below.
Administration.
The Amended Plan is administered by our compensation committee, which has the discretionary authority to interpret the Amended Plan, determine eligibility for and grant awards, determine, modify and waive the terms and conditions of any award, determine the form of settlement of awards, prescribe forms, rules and procedures relating to the Amended Plan and awards and otherwise do all things necessary or desirable to carry out the purposes of the Amended Plan. Our compensation committee may delegate such of its duties, powers and responsibilities as it may determine to one or more of its members, members of the board of directors and, to the extent permitted by law, our officers, and may delegate to employees and other persons such ministerial tasks as it deems appropriate. As used in this summary, the term “Administrator” refers to our compensation committee and its authorized delegates, as applicable.
Eligibility.
Our employees are eligible to participate in the Amended Plan. Non-employee directors of, consultants and advisors to, the Company and its subsidiaries are eligible to participate in the Sub Plan. Participation in the Sub Plan allows these individuals to participate in the Amended Plan on substantially the same terms as employees, with certain exceptions noted in this summary. Eligibility for stock options intended to be incentive stock options, or ISOs, is limited to employees of the Company or certain affiliates. Eligibility for stock options, other than ISOs, and stock appreciation rights, or SARs, is limited to individuals who are providing direct services to us or certain affiliates on the date of grant of the award. As of March 31, 2021, we estimate that approximately 310 employees, eight directors, five consultants and zero advisors would be eligible to participate in the Amended Plan (including through the Sub Plan).
Authorized Shares.
Subject to adjustment as described below, the maximum number of our ordinary shares that may be delivered in satisfaction of awards under the Amended Plan is 9,100,000 shares (which, for the avoidance of doubt, includes the 712,150 shares that have been issued under the Amended Plan prior to April 9, 2021, the date the board of directors approved the Amended Plan. A maximum of 9,100,000 shares from the share pool may be issued in satisfaction of ISOs. The number of shares delivered in satisfaction of awards under the Amended Plan is determined (i) net of shares underlying the portion of any award that is settled in cash or the portion of any award that expires, becomes unexercisable without having been exercised, terminates, or is forfeited to or repurchased by us (subject to compliance with Irish law) due to failure to vest, (ii) by treating as having been delivered the full number of shares covered by any portion of an SAR that is settled in shares (and not only the number of shares delivered in settlement) and (iii) by treating as having been delivered any shares withheld from a stock option or other award to satisfy the tax withholding obligations with respect to such stock option or other award or in payment of the exercise price or purchase price of such stock option or other award. The number of shares available for delivery under the Amended Plan will not be increased by any shares that have been delivered under the Amended Plan and are subsequently repurchased using proceeds directly attributable to stock option exercises.
Shares that may be delivered under the Amended Plan may be authorized but unissued shares or previously issued shares acquired by us.
The closing price of an ordinary share as reported on the Nasdaq Global Select Market on March 31, 2021 was $3.26 per share.
Individual Limits.
With respect to any participant in any calendar year, stock options with respect to no more than 615,000 shares, SARs with respect to no more than 615,000 shares and other awards with respect to no more than 615,000 shares may be granted under the Amended Plan.
Director Limits.
In addition to the individual limits described above, the Sub Plan provides that the aggregate value of all compensation granted or paid to any of our non-employee directors with respect to any calendar year, including awards under the Sub Plan, for his or her services as a director during such calendar year, may not exceed $550,000, with the value of any awards under the Sub Plan calculated based on their grant date fair value and assuming maximum payout.
Types of Awards.
The Amended Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards that are convertible into or otherwise based on our shares. Dividend equivalents may also be provided in connection with awards under the Amended Plan, but in no event will any dividend or dividend equivalents be paid in respect of any stock option or SAR or portion thereof until the stock option, SAR or portion thereof, as applicable, has vested.
•
Stock Options and SARs.   The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire our ordinary shares upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the closing price of the shares subject to the right over the base value from which appreciation is measured. The exercise price of each stock option, and the base value of each SAR, granted under the Amended Plan shall be no less than 100% of the closing price of an ordinary share (110% in the case of certain ISOs) on the date of grant, or on the immediately preceding date on which a closing price was reported if there is no closing price on the date of grant. Announcements or developments shortly following a grant date may cause the closing price of an ordinary share to rise. Other than in connection with certain corporate transactions or changes to our capital structure, stock options and SARs granted under the Amended Plan may not be repriced, amended, or substituted for with new stock options or SARs having a lower exercise price or base value, nor may any consideration be paid upon the cancellation of any stock options or SARs that have a per share exercise or base price greater than the value of a share on the date of such cancellation, in each case, without shareholder approval. Each stock option and SAR will have a maximum term of not more than ten years from the date of grant (or five years, in the case of certain ISOs).

•
Restricted and Unrestricted Stock and Stock Units.   The Administrator may grant awards of shares, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock are shares subject to restrictions requiring that they be redelivered or forfeited to the company if specified conditions are not satisfied.

•
Performance Awards.   The Administrator may grant performance awards, which are awards subject to performance criteria.

•
Other Share-Based Awards.   The Administrator may grant other awards that are convertible into or otherwise based on our ordinary shares, subject to such terms and conditions as it determines.

•
Substitute Awards.   The Administrator may grant substitute awards in connection with certain corporate transactions, which may have terms and conditions that are inconsistent with the terms and conditions of the Amended Plan.

Vesting; Terms of Awards.   The Administrator determines the terms of all awards granted under the Amended Plan, including the time or times an award vests or becomes exercisable, the terms on which an award remains exercisable, and the effect of termination of a participant’s employment or service on an award. The Administrator may at any time accelerate the vesting or exercisability of an award. No term of an award shall provide for automatic “reload” grants of additional awards upon the exercise of a stock option or SAR.
Transferability of Awards.   Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.
Effect of Certain Transactions.   In the event of certain covered transactions (including the consummation of a merger, consolidation, or the sale of substantially all of our assets or ordinary shares, a change in ownership of our shares, or our dissolution or liquidation), the Administrator may, with respect to outstanding awards, provide for (in each case, on such terms and subject to such conditions as it deems appropriate):
•
The assumption, substitution or continuation of some or all awards (or any portion thereof) by the acquirer or surviving entity;

•
The acceleration of exercisability or delivery of shares in respect of any award, in full or in part; and

•
The cash payment in respect of some or all awards (or any portion thereof) equal to the difference between the value of the shares subject to the award and its exercise or base price, if any.

Except as the Administrator may otherwise determine, each award will automatically terminate or be forfeited immediately upon the consummation of the covered transaction, other than awards that are substituted for, assumed, or that continue following the covered transaction.
Adjustment Provisions. In the event of certain corporate transactions, including a share dividend, share split or combination of shares (including a reverse share split), recapitalization or other change in our capital structure, the Administrator shall make appropriate adjustments to the maximum number of shares that may be issued under the Amended Plan, the individual award limits, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of outstanding awards, and any other provisions affected by such event.
Clawback.   The Administrator may provide that any outstanding award or the proceeds of any award or share acquired thereunder will be subject to forfeiture and disgorgement to the company, with interest and other related earnings, if the participant to whom the award was granted violates a non-competition, non-solicitation, confidentiality or other restrictive covenant or to the extent provided in any applicable company policy that relates to trading on non-public information and permitted transactions with respect to shares or that provides for forfeiture or disgorgement, or as otherwise required by law or applicable stock exchange listing standards.
Effective Date, Amendments and Termination.   If the Amended Plan is approved by our shareholders, the Amended Plan will become effective as of the date of such approval. No awards will be granted after the tenth anniversary of such approval. The Administrator may at any time amend the Amended Plan or any outstanding award and may at any time terminate the Amended Plan as to future grants. However, except as expressly provided in the Amended Plan, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights under that award without the participant’s consent (unless the Administrator expressly reserved the right to do so at the time the award was granted). Any amendments to the Amended Plan will be conditioned on shareholder approval to the extent required by law or applicable stock exchange requirements.
Certain U.S. Federal Income Tax Consequences
The following is a summary of certain U.S. federal income tax consequences associated with certain awards granted under the Amended Plan. The summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with the Amended Plan, nor does it cover state, local or non-U.S. taxes, except as may be specifically noted.
Stock Options (other than ISOs).   In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.
ISOs.   In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, a disposition of shares acquired pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares acquired pursuant to an ISO is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.
SARs.   The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the value of any shares received. A corresponding deduction is generally available to the Company.
Unrestricted Stock Awards.   A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.
Restricted Stock Awards.   A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended Plan, the holding period in the shares begins when the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.
Restricted Stock Units.   The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is generally taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.
New Plan Benefits
No awards under the Amended Plan have been granted to date. Because future awards under the Amended Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.
The following table sets forth the awards that were granted to our named executive officers, our executive officers as a group, our non-employee directors as a group, and our other employees (who are not executive officers) as a group under the 2018 Plan during the 2020 fiscal year. The number of performance-based restricted stock units listed in the table below is based on the maximum number of our ordinary shares that may be delivered under the awards, assuming the applicable performance conditions are achieved at maximum levels of achievement.
Name and Position	Number of Stock Options	Number of Restricted Stock Units	Number of Performance- Based Restricted Stock Units
Brian Markison, President and Chief Executive Officer;	—	249,787	365,213
James Schaub, Executive Vice President and Chief Operating Officer	—	73,253	109,880
Tina deVries, Ph.D., Executive Vice President, Research and Development	—	71,550	107,325
Christopher Klein, General Counsel and Secretary	—	71,550	107,325
Executive Group	—	537,690	797,068
Non-Executive Director Group	—	77,432	—
Non-Executive Officer Employee Group	—	361,307	432,461
Vote Required
The Amended Plan will be approved upon the affirmative vote of a majority of the votes cast on the proposal.
Recommendation
Your board of directors recommends a vote FOR Proposal 4, Approval of the Amended and Restated 2018 Incentive Plan.

ADDITIONAL INFORMATION REQUIRED TO BE INCLUDED IN THIS PROXY UNDER THE IRISH TAKEOVER RULES
1
RESPONSIBILITY

1.1
The directors of the Company, whose names are set out in paragraph 3 of this section, accept responsibility for the information contained in this proxy statement, except for the information relating to the Avista Shareholders and the Altchem Shareholders for which responsibility is accepted as set out in paragraphs 1.2 and 1.3 below. To the best of the knowledge and belief of the directors (who have taken all reasonable care to ensure that such is the case), the information contained in this section is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2
The Partners of Avista, whose names are set out in paragraph 5.5 of this section, accept responsibility for the information contained in this section in respect of the Avista Shareholders. To the best of the knowledge and belief of the Partners of Avista (who have taken all reasonable care to ensure that such is the case), the information contained in this section in respect of the Avista Shareholders is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.3
The directors of Altchem, whose names are set out in paragraph 6.4 of this section, accept responsibility for the information contained in this section in respect of the Altchem Shareholders. To the best of the knowledge and belief of the directors of Altchem (who have taken all reasonable care to ensure that such is the case), the information contained in this section in respect of the Altchem Shareholders is in accordance with the facts and does not omit anything likely to affect the import of such information.

2
BUSINESS OF THE COMPANY

Osmotica is a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. Our diversified product portfolio in the specialty ophthalmic, neurology and women’s health space, together with our non-promoted complex formulations of generic drugs, form the foundation of our unwavering commitment to improve patients’ lives.
3
DIRECTORS OF THE COMPANY

As at the date of this proxy statement the directors of the Company are:
Name	Position
Brian Markison	Chairman and Chief Executive Officer
Fred Weiss	Non-executive Director
David Burgstahler	Non-executive Director
Juan Vergez	Non-executive Director
Gregory L. Cowan	Non-executive Director
Joachim Benes	Non-executive Director
Sriram Venkataraman	Non-executive Director
Michael DeBiasi	Non-executive Director

4
FINANCIAL INFORMATION RELATING TO THE GROUP

4.1
The consolidated statements of the financial position and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows of the Company and its subsidiaries at December 31, 2020, December 31, 2019 and December 31, 2018, and the results of its operations and its cash flows for the financial years ending December 31, 2020, December 31, 2019 and December 31, 2018 (including the notes thereto) are incorporated by reference into this proxy statement and may be accessed at https://www.sec.gov/Archives/edgar/data/0001739426/000155837021003726/osmt-20201231x10k.htm and https://ir.osmotica.com/node/6576/html.

4.2
A hard copy of these documents will not be sent to any shareholder unless requested. Shareholders of record may request these documents in hard copy form free of charge by requesting them in writing or by telephone as follows:
Christopher Klein
Osmotica Pharmaceuticals
400 Crossing Boulevard
Bridgewater
NJ 08807
USA
Phone: +1 908 809 1300; Fax: +1 908 809 1301
4.3
The following table is intended to allow shareholders easily identify information incorporated by reference:

Information	Source
Turnover and net profit or loss before taxation, the charge for tax, extraordinary items and minority interests for the last three financial years
In respect of the financial years ended December 31, 2020 and December 31, 2019 — Form 10-K filed on March 30, 2021, page 114 (available at
https://www.sec.gov/Archives/edgar/data/0001739426/000155837021003726/osmt-20201231x10k.htm).
In respect of the financial year ended December 31, 2018 — Form 10-K filed on March 28, 2019, page 102 (available at https://ir.osmotica.com/node/6576/html).

A statement of net assets and liabilities shown in the latest published audited accounts	Form 10-K filed on March 30, 2021, page 113 (available at https://www.sec.gov/Archives/edgar/data/0001739426/000155837021003726/osmt-20201231x10k.htm).
A cash flow statement in the last published audited accounts	Form 10-K filed on March 30, 2021, page 116 (available at https://www.sec.gov/Archives/edgar/data/0001739426/000155837021003726/osmt-20201231x10k.htm).
Significant accounting policies together with any points from the notes to the accounts which are of major relevance to an appreciation of the figures
In respect of the financial year ended December 31, 2020 — Form 10-K filed on March 30, 2021, page 118 (available at https://www.sec.gov/Archives/edgar/data/0001739426/000155837021003726/osmt-20201231x10k.htm).
In respect of the financial year ended December 31, 2019 — Form 10-K filed on March 19, 2020, page 116 (available at https://ir.osmotica.com/node/7051/html).
In respect of the financial year ended December 31, 2018 — Form 10-K filed on March 28, 2019, page 107 (available at https://ir.osmotica.com/node/6576/html).

5
AVISTA

5.1
Avista Capital Partners is a New York-based private equity firm focused on investments in growth-oriented healthcare businesses.

5.2
AHP GP was formed on October 24, 2019 under the laws of Bermuda as a limited company. AHP GP’s registered address is at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda. David Burgstahler and Thompson Dean directly control and are the beneficial owners of AHP GP.

5.3
ACP GP was formed on March 21, 2011 under the laws of Delaware as a limited partnership. ACP GP’s registered address is at 65 East 55th Street, 18th Floor, New York, NY 10022, USA. David Burgstahler and Thompson Dean directly control and are the beneficial owners of ACP GP.

5.4
David Burgstahler and Sriram Venkataraman are both partners at Avista Capital Partners and each of them sit on the investment committee of Avista Capital Partners. In addition, Mr Burgstahler is the Co-Managing Partner and Co-Chief Executive Officer. Osmotica’s Chief Executive Officer, Mr Markison, has been a healthcare industry advisor to Avista since September 2012. Michael DeBiasi, one of the Company’s directors, is Chief Executive Officer of Arcadia Consumer Healthcare, a US private company, in which Avista Shareholders indirectly hold 96% of the issued share capital (86.9% on a fully diluted basis).

5.5
As at the date of this proxy statement, the Partners of Avista Capital Partners are:

Name	Position
Thompson Dean	Managing Partner and Co-CEO
David Burgstahler	Managing Partner and Co-CEO
Robert Girardi	Partner
Sriram Venkataraman	Partner

5.6
Avista has never published any financial information.

6
ALTCHEM

6.1
Altchem was formed on March 1, 2011 under the laws of Cyprus as a limited liability company. Altchem’s registered address is at Karaiskaki, 6 City House, 3032, Limassol, Cyprus. Voting and disposition decisions with respect to ordinary shares beneficially owned by Altchem are made by the foundation council of Harsaul Foundation, a foundation organized under the laws of Panama and with a registered address at Ave. Samuel Lewis and 54 Street, Panama, Republic of Panama, in its absolute discretion. As a result, the Harsaul Foundation may be deemed to share beneficial ownership of the ordinary shares held by each of the Altchem Shareholders.

6.2
Orbit A-1 is a limited liability company organized in Delaware with its registered address at 895 Sawyer Road Marietta, GA 30062.

6.3
Juan Vergez acts as President of Orbit A-1.

6.4
As at the date of this proxy statement, the directors of Altchem are:

Name	Position
Georgios Filippou	Director
Militsa Symeou	Director
Maria Thrasyvoulou	Director

6.5
Altchem has never published any financial information.

7
INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY

7.1
As at the close of business on the Latest Practicable Date, the directors of the Company and persons connected to them (within the meaning of Section 220 of the Irish Companies Act) were interested in the following relevant securities of the Company (other than options to subscribe for ordinary shares, which are disclosed in paragraph 7.2 of this section:

Name	Number of ordinary shares
Brian Markison	1,488,242
Gregory L. Cowan	23,960
Fred Weiss	31,183
Altchem Limited	22,485,297
Avista Healthcare Partners, L.P.	15,730,864
Orbit Co-Invest A-1 LLC	1,182,243
Orbit Co-Invest III LLC	1,032,995

7.2
As at the close of business on the Latest Practicable Date, directors of the Company held the following options to subscribe for ordinary shares:

Director	No. of Options	Exercise Price	Commencement Date for Vesting of Options	Expiry Date
Brian Markison	642,526	$14.95	February 3, 2017	May 5, 2026
Brian Markison	642,526	$14.95	October 18, 2019	May 5, 2026

7.3
As at the close of business on the Latest Practicable Date, directors of the Company held the following Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”) in respect of ordinary shares:

Director	No. of RSUs/PSUs	Grant Price	Grant Date	Vesting Date
Brian Markison	387,991	$7.12	February 25, 2019	February 25, 2024
Brian Markison	249,787	$4.52	May 20, 2020	May 20, 2025
Brian Markison	249,787	$5.20	May 20, 2020	May 20, 2025
Fred Weiss	11,469	$7.63	January 24, 2019	January 24, 2022
Fred Weiss	38,716	$4.52	May 20, 2020	June 18, 2021
Gregory L. Cowan	11,469	$7.63	January 24, 2019	January 24, 2022
Gregory L. Cowan	38,716	$4.52	May 20, 2020	June 18, 2021

7.4
Save as disclosed in this paragraph 7, at the close of business on the Latest Practicable Date, no director or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act) was interested, or held any short positions, in any class of relevant securities of the Company.

7.5
At the close of business on the Latest Practicable Date, no:

7.5.1
subsidiary of the Company;

7.5.2
trustee of a pension scheme (other than an industry-wide pension scheme) in which the Company or a subsidiary of the Company participates; or

7.5.3
fund manager (other than exempt fund managers) connected with the Company, was interested, or held any short positions, in any class of relevant securities of the Company.

7.6
Set out below are details of all dealings by the directors in the relevant securities of the Company during the period between April 20, 2020 and the Latest Practicable Date:

Director	Date of Dealing	Description of Transaction	Number of ordinary shares	Price Per Ordinary Share
Gregory L. Cowan	May 21, 2020	Acquisition of shares pursuant to vesting of RSUs	12,036	$4.60
Gregory L. Cowan	January 27, 2021	Acquisition of shares pursuant to vesting of RSUs	5,962	$4.46
Fred Weiss	May 21, 2020	Acquisition of shares pursuant to vesting of RSUs	19,259	$4.60
Fred Weiss	January 27, 2021	Acquisition of shares pursuant to vesting of RSUs	5,962	$4.46

7.7
Save as set out in paragraph 7.6, there have been no dealings in the relevant securities of the Company during the period between April 20, 2020 and the Latest Practicable Date by any of the directors of the Company or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act).

7.8
At the close of business on the Latest Practicable Date, neither Davy Corporate Finance nor any persons controlling, controlled by or under the same control as Davy Corporate Finance was interested, or held any short positions, in the relevant securities of the Company. There have been no dealings in the relevant securities of the Company during the one year period prior to the Latest Practicable Date by Davy Corporate Finance or any persons controlling, controlled by or under the same control as Davy Corporate Finance.

7.9
At the close of business on the Latest Practicable Date, neither A&L Goodbody, legal advisor to the Company, nor any of the partners or professional staff who are actively engaged in the proposal referred to in this proxy statement or who are customarily engaged in the affairs of the Company in the two year period prior to the date of this proxy was interested, or held any short positions, in the relevant securities of the Company. There have been no dealings in the relevant securities of the Company during the one year period prior to the Latest Practicable Date by A&L Goodbody or any of its partners or professional staff who are actively engaged in the proposal referred to in this proxy statement or who are customarily engaged in the affairs of the Company in the one year period prior to the date of this proxy.

7.10
Set out below are details of all relevant securities that have been redeemed by the Company during the period between April 20, 2020 and the Latest Practicable Date:

Date of Dealing	Number of ordinary shares	Price per ordinary share
May 19, 2020	4,430	$3.9234
May 20, 2020	15,000	$4.2809
May 27, 2020	15,000	$4.5170
May 28, 2020	15,000	$5.0597
May 29, 2020	15,000	$5.7181
June 1, 2020	100	$6.0000
June 2, 2020	15,000	$5.9449
June 15, 2020	14,727	$5.7248
June 16, 2020	15,000	$5.3373
June 17, 2020	15,000	$5.6933
June 18, 2020	15,000	$5.8079
June 19, 2020	15,000	$5.8983
June 22, 2020	15,000	$5.9986
August 17, 2020	20,000	$5.8446
August 18, 2020	20,000	$6.1097
August 19, 2020	20,000	$6.1391
August 20, 2020	20,000	$6.1476
August 21, 2020	20,000	$6.2990
August 24, 2020	20,000	$6.2069
August 25, 2020	20,000	$5.8933
August 26, 2020	20,000	$5.6751
August 27, 2020	20,000	$5.6577
August 28, 2020	20,000	$5.8490
August 31, 2020	20,000	$5.7353
September 1, 2020	20,000	$5.8881
September 2, 2020	20,000	$5.9282
September 3, 2020	18,788	$5.7879
September 4, 2020	20,000	$5.7527
September 8, 2020	20,000	$5.6741
September 9, 2020	20,000	$5.1976
September 10, 2020	20,000	$5.0185
September 11, 2020	20,000	$5.1667
September 14, 2020	20,000	$5.2418
September 15, 2020	20,000	$5.0507
September 16, 2020	20,000	$4.9272
September 17, 2020	18,680	$4.9076
September 18, 2020	20,000	$5.0164
September 21, 2020	20,000	$5.0894
September 22, 2020	20,000	$5.3780
September 23, 2020	20,000	$5.3230

Date of Dealing	Number of ordinary shares	Price per ordinary share
September 24, 2020	20,000	$5.3570
September 25, 2020	20,000	$5.0825
September 28, 2020	20,000	$4.9383
September 29, 2020	20,000	$5.1713
September 30, 2020	20,000	$5.2619
October 1, 2020	20,000	$5.3212
October 2, 2020	20,000	$5.4162
October 5, 2020	20,000	$5.4654
October 6, 2020	20,000	$5.5501
October 7, 2020	20,000	$5.8336
October 8, 2020	20,000	$5.9851
October 9, 2020	20,000	$5.9346
October 13, 2020	20,000	$6.2397
October 14, 2020	20,000	$6.3211
October 14, 2020	20,000	$6.2235
October 15, 2020	20,000	$6.1544
October 16, 2020	20,000	$5.9006
October 19, 2020	20,000	$5.8255
October 20, 2020	20,000	$6.0629
October 21, 2020	20,000	$6.0033
October 22, 2020	20,000	$5.8713
October 23, 2020	20,000	$5.8136
October 26, 2020	20,000	$5.8162
October 27, 2020	20,000	$5.9113
October 28, 2020	20,000	$5.7439
October 29, 2020	20,000	$5.6395
October 30, 2020	20,000	$5.3290
November 2, 2020	20,000	$5.3451
November 3, 2020	20,000	$5.1829
November 4, 2020	20,000	$5.3981
November 5, 2020	20,000	$5.5246
November 6, 2020	20,000	$5.8121
November 9, 2020	20,000	$5.9241
November 10, 2020	20,000	$5.8869
November 12, 2020	20,000	$6.0430

7.11
At the close of business on the Latest Practicable Date, no person has provided any of the Avista Shareholders, the Altchem Shareholders, or the Management Individuals with an irrevocable commitment or letter of intent to vote (or to procure that any other person vote) in favour or against a resolution of the Company (including of its shareholders).

8
INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY BY AVISTA SHAREHOLDERS

8.1
Set out below are details of all interests in the relevant securities of the Company held by Avista Shareholders as at the close of business on the Latest Practicable Date:

AVISTA SHAREHOLDER	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Avista Healthcare Partners, L.P.	15,730,864	25.1%
Orbit Co-Invest III LLC	1,032,995	1.6%

8.2
Save as disclosed in this paragraph 8, at the close of business on the Latest Practicable Date, none of the Avista Shareholders, the directors or partners of any Avista Shareholder (or person(s) connected to such directors or partners (within the meaning of Section 220 of the Irish Companies Act)) or any other party acting in concert with any of the Avista Shareholders was interested, or held any short positions, in any class of relevant securities of the Company.

8.3
There have been no dealings in the relevant securities of the Company by Avista Shareholders during the period between April 20, 2020 and the Latest Practicable Date.

8.4
There have been no dealings in the relevant securities of the Company during the period between April 20, 2020 and the Latest Practicable Date by the directors or partners of any Avista Shareholder (or person(s) connected to such directors or partners (within the meaning of Section 220 of the Irish Companies Act)) or any other person acting in concert with Avista Shareholders.

9
INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY BY ALTCHEM SHAREHOLDERS

9.1
Set out below are details of all interests in the relevant securities of the Company held by Altchem Shareholders as at the close of business on the Latest Practicable Date:

ALTCHEM SHAREHOLDER	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Altchem Limited	22,485,297	35.9%
Orbit Co-Invest A-1 LLC	1,182,243	1.9%

9.2
Save as disclosed in this paragraph 9, at the close of business on the Latest Practicable Date, none of the Altchem Shareholders, the directors of any Altchem Shareholder (or person(s) connected to such directors (within the meaning of Section 220 of the Irish Companies Act)) or any other person acting in concert with Altchem Shareholders was interested, or held any short positions, in any class of relevant securities of the Company.

9.3
There have been no dealings in the relevant securities of the Company by Altchem Shareholders during the period between April 20, 2020 and the Latest Practicable Date.

9.4
There have been no dealings in the relevant securities of the Company during the period between April 20, 2020 and the Latest Practicable Date by the directors of any Altchem Shareholder (or person(s) connected to such directors (within the meaning of Section 220 of the Irish Companies Act)) or any other party acting in concert with Altchem.

10
INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF THE COMPANY BY MANAGEMENT INDIVIDUALS

10.1
Set out below are details of all interests in relevant securities of the Company held by Management Individuals as at the close of business on the Latest Practicable Date:

NAME	ORDINARY SHARES OWNED	PERCENTAGE OF ISSUED SHARE CAPITAL
Brian Markison	1,488,242	2.4%
Andrew Einhorn (including through Harpua LLC)	56,424	0.09%
Christopher Klein	93,854	0.15%
Rich Buecheler	3,934	0.006%
Jarret Miller	30,757	0.05%
James Schaub	193,043	0.31%

10.2
As at the close of business on the Latest Practicable Date, the Management Individuals held the following options to subscribe for ordinary shares:

Name	No. of Options	Exercise Price	Commencement Date for Vesting of Options	Expiry Date
Brian Markison	642,526	$14.95	February 3, 2017	May 5, 2026
Brian Markison	642,526	$14.95	October 18, 2019	May 5, 2026
Andrew Einhorn	107,087	$14.95	September 22, 2018	September 22, 2027
Andrew Einhorn	107,087	$14.95	October 18, 2019	September 22, 2027
Christopher Klein	85,670	$14.95	February 3, 2017	May 5, 2026
Christopher Klein	87,670	$14.95	October 18, 2019	May 5, 2026
Jarret Miller	70,677	$14.95	February 3, 2017	May 5, 2026
Jarret Miller	70,677	$14.95	October 18, 2019	May 5, 2026
James Schaub	214,175	$14.95	February 3, 2017	May 5, 2026
James Schaub	214,175	$14.95	October 18, 2019	May 5, 2026

10.3
As at the close of business on the Latest Practicable Date, the Management Individuals held the following RSUs and PSUs in respect of ordinary shares:

Name	No. of RSUs/PSUs	Grant Price	Grant Date	Final Vesting Date
Brian Markison	387,991	$7.12	February 25, 2019	February 25, 2024
Brian Markison	249,787	$4.52	May 20, 2020	May 20, 2025
Brian Markison	249,787	$5.20	May 20, 2020	May 20, 2025
Andrew Einhorn	52,425	$7.63	January 24, 2019	January 24, 2023
Andrew Einhorn	71,550	$4.25	May 18, 2020	May 18, 2024
Andrew Einhorn	71,550	$4.25	May 18, 2020	May 18, 2023
Christopher Klein	52,425	$7.63	January 24, 2019	January 24, 2023
Christopher Klein	71,550	$4.25	May 18, 2020	May 18, 2024
Christopher Klein	71,550	$4.25	May 18, 2020	May 18, 2023
Jarret Miller	22,937	$7.63	January 24, 2019	January 24, 2023
Jarret Miller	31,516	$4.25	May 18, 2020	May 18, 2024
Jarret Miller	31,516	$4.25	May 18, 2020	May 18, 2023
James Schaub	52,425	$7.63	January 24, 2019	January 24, 2023
James Schaub	73,253	$4.25	May 18, 2020	May 18, 2024
James Schaub	73,253	$4.25	May 18, 2020	May 18, 2023

10.4
Save as disclosed in this paragraph 10, at the close of business on the Latest Practicable Date, none of the Management Individuals or any other person acting in concert with any of them was interested in, or held, any short positions in any class of relevant securities of the Company.

10.5
Set out below are details of all dealings by Management Individuals in the relevant securities of the Company during the period between April 20, 2020 and the Latest Practicable Date:

Name	Date of Dealing	Description of Transaction	Number of ordinary shares	Price Per Ordinary Share
James Schaub	January 24, 2021	Acquisition of shares pursuant to vesting of RSUs	16,605	$4.46
Andrew Einhorn	January 24, 2021	Acquisition of shares pursuant to vesting of RSUs	16,605	$4.46
Christopher Klein	January 24, 2021	Acquisition of shares pursuant to vesting of RSUs	16,605	$4.46
Jarret Miller	June 30, 2020	Acquisition of shares pursuant to Employee Share Purchase Plan (ESPP)	795	$5.72
Jarret Miller	December 31, 2020	Acquisition of shares pursuant to ESPP	600	$3.50
Jarret Miller	January 24, 2021	Acquisition of shares pursuant to vesting of RSUs	7,600	$4.46

11
INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF AVISTA SHAREHOLDERS

11.1
Interests of the Company in relevant securities of Avista Shareholders

As at close of business on the Latest Practicable Date, neither the Company nor any subsidiary of the Company was interested, or held any short positions, in any class of relevant securities of any Avista Shareholder.
11.2
Interests of directors of the Company in relevant securities of Avista Shareholders:

11.2.1
Mr Burgstahler indirectly owns approximately 4.6% of Avista Healthcare Partners, LP, and Mr Venkataraman indirectly owns approximately 0.13% of Avista Healthcare Partners, LP.

11.2.2
Save as disclosed in this paragraph 11.2, as at close of business on the Latest Practicable Date, no director or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act) of the Company was interested, or held any short positions, in any class of relevant securities of any Avista Shareholder.

11.3
Dealings

There have been no dealings in the relevant securities of any Avista Shareholder during the period between April 20, 2020 and the Latest Practicable Date by the Company or any director of the Company (or person(s) connected to such directors (within the meaning of Section 220 of the Irish Companies Act).
12
INTERESTS AND DEALINGS IN RELEVANT SECURITIES OF ALTCHEM SHAREHOLDERS

12.1
Interests of the Company in relevant securities of Altchem Shareholders

As at close of business on the Latest Practicable Date, neither the Company nor any subsidiary of the Company was interested, or held any short positions, in any class of relevant securities of any Altchem Shareholder.
12.2
Interests of directors of the Company in relevant securities of Altchem Shareholders

12.2.1
Director Fred Weiss owns approximately 54% of the membership interest in Orbit A-1, through his family investment vehicle, ADA Investments LP (ADA). ADA is a purely passive investor in Orbit A-1.

12.2.2
Mr Weiss also has a small, passive investment in a Hungarian company, Sostech Kft., held through ADA. Sostech Kft. is managed by a director of Osmotica, Mr Juan Vergez.

12.2.3
Save as disclosed in this paragraph 12.2, as at close of business on the Latest Practicable Date, no director of the Company or person(s) connected to the directors (within the meaning of Section 220 of the Irish Companies Act) was interested, or held any short positions, in any class of relevant securities of any Altchem Shareholder.

12.3
Dealings

There have been no dealings in the relevant securities of any Altchem Shareholder during the period between April 20, 2020 and the Latest Practicable Date by the Company or any director of the Company (or person(s) connected to such directors (within the meaning of Section 220 of the Irish Companies Act).
13
DIRECTORS’ SERVICE CONTRACTS

No director of the Company has a service contract with the Company or any of its subsidiaries or associated companies having more than twelve months to run. No director’s service contract with the Company or any of its subsidiaries or associated companies has been entered into or amended within six months of the date of this proxy statement.

14
MATERIAL CONTRACTS

Set out below is a summary of the principal contents of each material contract (not being a contract entered into in the ordinary course of business) entered into by the Company or any of its subsidiaries during the period of two years ending on the Latest Practicable Date.
14.1
Underwriting Agreement related to January 2020 Financing

On January 8, 2020, the Company entered into an underwriting agreement (the “January 2020 Financing Underwriting Agreement”) with Jefferies LLC and SVB Leerink LLC, as the representatives of the underwriters named in the January 2020 Financing Underwriting Agreement and as the book-running managers of the offering, pursuant to which the Company agreed to sell to the underwriters, and each underwriter severally agreed to purchase ordinary shares at the public offering price less the underwriting discounts and commissions set forth in the January 2020 Financing Underwriting Agreement.
The January 2020 Financing Underwriting Agreement contains customary representations, warranties and indemnities from the Company to the underwriters. The proceeds received by the Company as a result of this financing amounted to $32,257,500, before offering expenses. The commissions paid by the Company to the underwriters pursuant to the January 2020 Financing Underwriting Agreement amounted to $2,242,500, before giving effect to the underwriters’ reimbursement of the discounts and commissions paid with respect to ordinary shares purchased in the offering by Altchem and an investment fund affiliated with Avista Capital Partners.
14.2
Underwriting Agreement related to July 2020 Financing

On July 13, 2020, the Company entered into an underwriting agreement (the “July 2020 Financing Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (“Credit Suisse”), pursuant to which the Company agreed to sell to Credit Suisse, and Credit Suisse agreed to purchase, 5,000,000 ordinary shares at a price of $6.22 per share.
The July 2020 Financing Underwriting Agreement contained customary representations, warranties and indemnities from the Company to the underwriters. The proceeds received by the Company as a result of this financing amounted to $31,100,000, before offering expenses. The commissions paid by the Company to the underwriters pursuant to the July 2020 Financing Underwriting Agreement amounted to $1,650,000.
14.3
License Agreement with Santen Pharmaceutical

On July 28, 2020, the Company entered into an exclusive license agreement with Santen Pharmaceutical Co., Ltd. covering the development, registration, and commercialization rights in Japan, China, and other Asian countries as well as EMEA countries to RVL-1201, oxymetazoline hydrochloride ophthalmic solution 0.1%, which is the first and only ophthalmic formulation approved by the U.S. Food and Drug Administration for the treatment of acquired blepharoptosis, or ptosis in adults. Santen will be responsible for further development of RVL-1201 and regulatory approvals as well as commercialization in its licensed territories under the agreement.
15
CONSENT

Davy Corporate Finance, which is regulated in Ireland by the Central Bank of Ireland, has given and has not withdrawn its written consent to the issue of this proxy statement with the inclusion of its name, its advice, and references thereto in the form and context in which they appear.
16
INTENTIONS OF THE AVISTA SHAREHOLDERS, THE ALTCHEM SHAREHOLDERS AND THE MANAGEMENT INDIVIDUALS

16.1
Each of the Avista Shareholders, the Altchem Shareholders, and the Management Individuals are not proposing any changes to the board of directors of the Company and has each confirmed that it does not intend, following any increase in its percentage shareholding as a result of any share repurchase by the Company, to seek any changes to the business of the Company or its subsidiaries or in the manner in which the existing business is carried on or to seek any redeployment of the assets of the Company or any of its subsidiaries.
16.2
Each of the Avista Shareholders, the Altchem Shareholders, and the Management Individuals has also confirmed that following any percentage increase in its shareholding arising from any repurchase by the Company of its shares, it is its intention that the existing employment rights, conditions of employment and pension rights of all employees of the Company and its subsidiaries will be safeguarded, and that there will be no material change in the conditions of employment of employees of the Company.

17
GENERAL

17.1
No agreement, arrangement or understanding (including any compensation arrangement) having any connection with or dependence upon Proposal 3 exists between the Concert Party or any person acting in concert with them and any of the directors of the Company, recent directors of the Company or any of the holders or recent holders of, or any persons interested or recently interested in, relevant securities of the Company.

17.2
No agreement, arrangement or understanding exists whereby any shares which may be acquired in pursuance of the transaction which is the subject matter of Proposal 3 will be transferred to any other person.

17.3
References in this proxy statement to “relevant securities” shall have the meaning assigned by Rule 2.1 of Part A of the Takeover Rules, meaning: (i) securities of the Company which confer voting rights; (ii) equity share capital of the Company, Avista Shareholders or Altchem Shareholders; and/or (iii) securities or any other instruments conferring on their holders rights to convert into or subscribe for any new securities of any of the foregoing categories of securities.

17.4
References in this proxy statement to “an interest in a relevant security” or “interested in relevant securities” means a person who has a long position in a relevant security and a person who has only a short position in a relevant security shall be deemed not to have an interest nor to be interested in that security and “interests in” and “interested in” shall be construed accordingly in relation to relevant securities.

17.5
There has been no material change in the financial or trading position of the Company and its subsidiaries subsequent to the consolidated audited financial statements of the group for the year ended December 31, 2020.

17.6
The market closing price quotations for ordinary shares of the Company for the first trading day in each of the six months immediately preceding the date of this proxy statement and for the Latest Practicable Date are listed below. If there have been no dealings in the ordinary shares of the Company on any relevant day, the price quoted is the midpoint between the high and low market guide prices.

Date	Price
November 2, 2020	$5.36
December 1, 2020	$5.82
January 4, 2021	$4.30
February 1, 2021	$4.26
March 1, 2021	$3.81
April 1, 2021	$3.40
Latest Practicable Date (April 20, 2021)	$3.04

18
DOCUMENTS AVAILABLE FOR INSPECTION

Copies of the following documents will be available for inspection during normal business hours on any weekday (public holidays excepted) at the offices of A&L Goodbody, 25-28 North Wall Quay, Dublin 1, Ireland up to and including June 17, 2021 and at https://ir.osmotica.com/:

18.1
the Memorandum and Articles of Association of the Company;

18.2
the Certificate of Limited Partnership of ACP GP;

18.3
the Certificate of Incorporation of AHP GP;

18.4
the Memorandum and Articles of Association of Altchem;

18.5
the audited consolidated accounts of the Company for the years ended December 31, 2020, December 31, 2019 and December 31, 2018;

18.6
the waiver letter dated March 23, 2021 from the Irish Takeover Panel;

18.7
the consent letter from Davy Corporate Finance referred to in paragraph 15 above;

18.8
the material contracts referred to in paragraph 14 above; and

18.9
this proxy statement.

VOTING REQUIREMENTS AND PROXIES
All proposals require the affirmative vote of a majority of votes properly cast by the shareholders entitled to vote at the Annual Meeting.
If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for the election of the director nominees and for the ratification of the appointment of the independent registered public accounting firm and authorization of the board of directors, through the audit committee, to set the independent registered public accounting firm’s remuneration. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings. If any nominee should become unavailable, your shares will be voted for another nominee selected by the board of directors or for only the remaining nominees.
If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote, brokers or nominees are not permitted to vote your shares on any matter except that brokers may vote your shares on Proposal 2 (Ratification of the appointment of the independent registered public accounting firm and authorization of the board of directors, through the audit committee, to set the independent registered public accounting firm’s remuneration). With respect to Proposal 1 (Election of Directors), Proposal 3 (Waiver of Offer Obligations under Rule 37 of the Irish Takeover Rules to Enable Share Buybacks and Redemptions) and Proposal 4 (Amendment to the 2018 Incentive Plan), if you do not instruct the broker or nominee how to vote or if you abstain or withhold authority to vote, your shares will not be counted as having been voted on that matter, but will be counted as in attendance at the meeting for purposes of a quorum.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
A shareholder who intends to present a proposal at the 2022 annual general meeting of shareholders and who wishes the proposal to be included in the proxy materials for that meeting must submit the proposal in writing to us so that it is received by our Secretary no later than December 27, 2021. Written proposals may be mailed to us at Osmotica Pharmaceuticals plc, 25-28 North Wall Quay, Dublin 1, Ireland. A shareholder who intends to nominate a director or present any other proposal at the 2022 annual general meeting but does not wish the proposal to be included in the proxy materials for that meeting must provide written notice of the nomination or proposal to us no earlier than December 27, 2021 and no later than January 26, 2022; except if the date of the 2022 annual general meeting is changed by more than thirty (30) days from the first anniversary date of the Annual Meeting, the shareholder’s notice must be so received not earlier than one hundred and twenty (120) days prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting or (ii) the 10th day following the day on which a public announcement of the date of the meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. Our Articles of Association, which have been filed with the SEC, describe the requirements for submitting proposals at the Annual Meeting. The notice must be given in the manner and must include the information and representations required by our Articles of Association. The chairperson of the meeting shall, in his discretion and if the facts warrant such determination, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Articles of Association or under the Exchange Act, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

OTHER MATTERS
At the time of mailing of this proxy, we do not know of any other matter that may come before the Annual Meeting and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.
We will bear the cost of solicitation of proxies. Our officers, directors and other associates may assist in soliciting proxies by mail, telephone and personal interview.
ATTENDING THE ANNUAL MEETING
The Annual Meeting will take place at 25-28 North Wall Quay, Dublin 1, Ireland. To attend the Annual General Meeting, you must demonstrate that you were an Osmotica shareholder as of the close of business on April 20, 2021 or hold a valid proxy for the Annual Meeting from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other third party, you may present a brokerage statement showing proof of your ownership of ordinary shares of Osmotica as of April 20, 2021. A shareholder entitled to attend and vote at the Annual Meeting is also entitled, using the proxy card provided, to appoint one or more proxies to attend, submit questions, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

APPENDIX A
OSMOTICA PHARMACEUTICALS PLC
AMENDED AND RESTATED 2018 INCENTIVE PLAN
1.   DEFINED TERMS
The following terms, when used in the Plan (as defined below), have the meanings and are subject to the provisions set forth below:
(a)   “Accounting Rules”: Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor provision.
(b)   “Administrator”: The Compensation Committee, except with respect to such matters that are not delegated to the Compensation Committee by the Board (whether pursuant to committee charter or otherwise) or with respect to which the Board acts. The Compensation Committee (or the Board, with respect to such matters over which it retains authority under the Plan or otherwise) may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to the extent permitted by Irish law, to one or more officers of the Company the authority to (1) designate the recipients of Awards and (2) grant, issue or settle Awards subject to the Board resolution regarding such delegation specifying the total number of Shares to be granted, issued or settled; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate provided however, that such officer or Employee may not grant an Award to himself or herself. For purposes of the Plan, the term “Administrator” will include the Board, the Compensation Committee, and the person or persons delegated authority under the Plan to the extent of such delegation, as applicable.
(c)   “Award”: Any or a combination of the following:
(1)   Stock Options.
(2)   SARs.
(3)   Restricted Stock.
(4)   Unrestricted Stock.
(5)   Stock Units, including Restricted Stock Units.
(6)   Performance Awards.
(7)
Awards (other than Awards described in (1) through (6) above) that are convertible into or otherwise based on Shares.

(d)   “Board”: The Board of Directors of the Company.
(e)   “Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any of its subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a violation by the Participant of any material provision of the code of conduct or employee handbook of the Company or any of its subsidiaries, of any material policy of the Company or any of its subsidiaries, or of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between, or restrictive covenant agreement in favor of, the Company or any of its subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or any of its subsidiaries.
(f)   “Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.
(g)   “Compensation Committee”: The Compensation Committee of the Board.
(h)   “Company”: Osmotica Pharmaceuticals plc, a public limited company registered under the Irish Companies Act 2014.
(i)   “Covered Transaction”: Any of (i) a consolidation, merger or similar transaction or series of related transactions, including a sale or other disposition of Shares, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then-outstanding Shares by a single person or entity or by a group of persons and/or entities acting in concert, including by way of a court ordered scheme of arrangement; (ii) a sale or transfer of all or substantially all of the Company’s assets; or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.
(j)   “Director”: A member of the Board who is not an Employee.
(k)   “Disability”: In the case of any Participant who is party to an employment contract, service contract or severance-benefit agreement that contains a definition of “Disability” or a like term, the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Disability” means, unless otherwise set forth in an Award agreement, a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent or prevents such Participant from performing his or her essential job or service functions for a period of 90 consecutive calendar days.
(l)   “Effective Date”: The date the Plan, as amended and restated by the Board on April 9, 2021, is approved by shareholders of the Company.
(m)   “Employee”: Any person who is employed by the Company or any of its subsidiaries.
(n)   “Employment”: A Participant’s employment with the Company or any of its subsidiaries. Employment will be deemed to continue, unless the Administrator otherwise determines at the time of grant of an Award or at any time thereafter, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s employment or other service relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Employment will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Employment to the Company or any of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. Notwithstanding the foregoing, the Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
(o)   “Fair Market Value”: As of a particular date, (i) the closing price for a Share reported on the Nasdaq Global Market (or any other national securities exchange on which the Shares are then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Shares are not traded on a national securities exchange, the fair market value of a Share determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.
(p)   “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.
(q)   “NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.
(r)   “Participant”: A person who is granted an Award under the Plan.
(s)   “Performance Award”: An Award subject to Performance Criteria.
(t)   “Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss and may be applied to the Participant individually, or to a business unit or division or the Company as a whole and may relate to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; prescription volume or trends; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; share price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or strategic business criteria, consisting of one or more objectives based on: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third-party collaborations), manufacturing or process development, legal compliance or risk reduction, or patent application or issuance goals. The Administrator may provide that one or more of the Performance Criteria applicable to such Award will be adjusted to reflect events (including, but not limited to, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the applicable performance period that affect the applicable Performance Criterion or Criteria.
(u)   “Plan”: The Osmotica Pharmaceuticals plc Amended and Restated 2018 Incentive Plan, as from time to time amended and in effect.
(v)   “Prior Plan”: The Amended and Restated Osmotica Pharmaceuticals plc 2016 Equity Incentive Plan.
(w)   “Restricted Stock”: Shares subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service or performance-based conditions are not satisfied, subject to compliance with Irish law.
(x)   “Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Shares or cash in lieu of Shares is, subject to the satisfaction of specified performance or other vesting conditions.
(y)   “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in Shares of equivalent value) equal to the excess of the Fair Market Value of the Shares subject to the right over the base value from which appreciation under the SAR is to be measured.

(z)   “Section 409A”: Section 409A of the Code and the regulations thereunder.
(aa)   “Section 422”: Section 422 of the Code and the regulations thereunder.
(bb)   “Share”: An ordinary share of the Company, nominal value $0.01 per share.
(cc)   “Stock Option”: An option entitling the holder to acquire Shares upon payment of the exercise price.
(dd)   ”Stock Unit”: An unfunded and unsecured promise, denominated in Shares, to deliver Shares or cash measured by the value of Shares in the future.
(ee)   “Substitute Awards”: Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.
(ff)   “Unrestricted Stock”: Shares not subject to any restrictions under the terms of the Award.
2.   PURPOSE
The Plan provides for the grant of Awards consisting of, or based on, Shares. The purposes of the Plan are to attract, retain and reward key Employees of the Company and its subsidiaries, to incentivize them to generate shareholder value, to enable them to participate in the growth of the Company and to align their interests with the interests of the Company’s shareholders.
3.   ADMINISTRATION
The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, Shares, other Awards, or other property); prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan are conclusive and bind all persons.
4.   LIMITS ON AWARDS UNDER THE PLAN
(a)   Number of Shares.   Subject to adjustment as provided in Section 7(b), the maximum number of Shares that may be delivered in satisfaction of Awards under the Plan is 9,100,000 Shares (which, for the avoidance of doubt, shall include the 712,150 Shares that have been issued under the Plan prior to April 9, 2021, the date the Board approved the Plan). Up to 9,100,000 of the Shares set forth in the preceding sentence may be delivered in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of Shares delivered in satisfaction of Awards will be determined (i) net of Shares underlying the portion of any Award that is settled in cash or the portion of any Award that expires, becomes unexercisable without having been exercised, terminates, or is forfeited to or repurchased by the Company (subject to compliance with Irish law) due to failure to vest, (ii) by treating as having been delivered the full number of Shares covered by any portion of a SAR that is settled in Shares (and not only the number of Shares delivered in settlement) and (iii) by treating as having been delivered any Shares withheld from a Stock Option or other Award to satisfy the tax withholding obligations with respect to such Stock Option or other Award or in payment of the exercise price or purchase price of such Stock Option or other Award. For the avoidance of doubt, the number of Shares available for delivery under the Plan shall not be increased by any Shares that have been delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) shall be construed to comply with Section 422.
(b)   Substitute Awards.   The Administrator may grant Substitute Awards under the Plan. To the extent consistent with the requirements of Section 422 and the regulations thereunder and other applicable legal requirements (including applicable stock exchange requirements), Shares delivered under Substitute Awards will be in addition to and will not reduce the number of Shares available for Awards under the Plan set forth in Section 4(a). Notwithstanding anything in Section 4(a) to the contrary, if any Substitute Award is settled in cash or expires, becomes unexercisable, terminates or is forfeited to or repurchased by the

Company, subject to compliance with Irish law, in each case, without the delivery of Shares, the Shares previously subject to such Award will not be available for future grants under the Plan. The Administrator will determine the extent to which the terms and conditions of the Plan apply to Substitute Awards, if at all, provided, however, that Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(d) below.
(c)   Type of Shares.   Shares delivered by the Company under the Plan may be authorized but unissued Shares or previously issued Shares acquired by the Company. No fractional Shares will be delivered under the Plan.
(d)   Individual Limits.   The following additional limits apply to Awards of the specified type granted to any Participant in any calendar year:
(1)   Stock Options: 615,000 Shares.
(2)   SARs: 615,000 Shares.
(3)   Awards other than Stock Options and SARs: 615,000 Shares.
In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year are aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of Shares underlying those Awards; and (iii) the share limit under clause (d)(3) refers to the maximum number of Shares that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (d)(3) assuming a maximum payout.
5.   ELIGIBILITY AND PARTICIPATION
The Administrator shall select Participants from among key Employees of the Company and its subsidiaries. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b) (5)(iii)(E) of the Treasury Regulations. Non-employee directors of, and consultants and advisors to, the Company and its subsidiaries are eligible to be selected as Participants by the Administrator and to participate in the Plan under a sub-plan established by the Administrator pursuant to Section 12 of the Plan.
6.   RULES APPLICABLE TO AWARDS
(a)   All Awards.
(1)   Award Provisions.   The Administrator shall determine the terms of all Awards, subject to the limitations provided herein. No term of an Award shall provide for automatic “reload” grants of additional Awards upon the exercise of an Option or SAR. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)   Term of Plan.   No Awards may be made after 10 years from the Effective Date, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)   Transferability.   Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the transfer of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.
(4)   Vesting, etc.   The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)   Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B)   Subject to (C) and (D) below, all vested and unexercised Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)   Subject to (D) below, all vested and unexercised Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)   All Stock Options and SARs (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.
(5)   Recovery of Compensation.   Subject to applicable law, the Administrator may provide in any case that any outstanding Award (whether or not vested or exercisable) and the proceeds from the exercise or disposition of any Award or Shares acquired under any Award will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. Each Award will be subject to any policy of the Company or any of its subsidiaries that relates to trading on non-public information and permitted transactions with respect to Shares, including limitations on hedging and pledging. In addition, the Administrator may require forfeiture and disgorgement to the Company of any outstanding Award and the proceeds from the exercise or disposition of any Award or Shares acquired under any Award, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and any applicable Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to be bound by the forfeiture and disgorgement provisions contained herein and agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder, subject to applicable law. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)   Taxes.   The delivery, vesting and retention of Shares, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Administrator may hold back Shares from an Award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the maximum withholding amount consistent with the Award being subject to equity accounting treatment under the Accounting Rules).
(7)   Dividend Equivalents, etc.   The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Shares subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award; provided, however, that (a) dividends or dividend equivalents relating to an Award that, at the dividend payment date, remains subject to a risk of forfeiture (whether service-based or performance-based) shall be subject to the same risk of forfeiture as applies to the underlying Award and (b) no dividends or dividend equivalents shall be payable with respect to Stock Options or SARs. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose.
(8)   Rights Limited.   Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or any of its subsidiaries, or any rights as a shareholder except as to Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.
(9)   Coordination with Other Plans.   Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or any of its subsidiaries. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or any of its subsidiaries may be settled in Shares (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the Shares delivered will be treated as awarded under the Plan (and will reduce the number of Shares thereafter available under the Plan in accordance with the rules set forth in Section 4).
(10)   Section 409A.
(A)   Without limiting the generality of Section 11(b) hereof, each Award will contain such terms as the Administrator determines and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)   Notwithstanding Section 9 of this Plan or any other provision of this Plan or any Award agreement to the contrary, the Administrator may unilaterally amend, modify or terminate the Plan or any outstanding Award, including but not limited to changing the form of the Award, if the Administrator determines that such amendment, modification or termination is necessary or advisable to avoid the imposition of an additional tax, interest or penalty under Section 409A.
(C)   If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (ii) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(10)(C) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(D)   For purposes of Section 409A, each payment made under this Plan will be treated as a separate payment.
(E)   With regard to any payment considered to be nonqualified deferred compensation under Section 409A, to the extent applicable, that is payable upon a change in control of the Company or other similar event, to avoid the imposition of an additional tax, interest or penalty under Section 409A, no amount will be payable unless such change in control constitutes a “change in control event” within the meaning of Section 1.409A-3(i)(5) of the Treasury Regulations.
(b)   Stock Options and SARs.
(1)   Time and Manner of Exercise.   Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant (or a permitted transferee) will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)   Exercise Price.   The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise must be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Shares subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant, and in any event may not be less than the nominal value of a Share.
(3)   Payment of Exercise Price.   Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted Shares, or the withholding of unrestricted Shares otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price; (ii) through a broker-assisted exercise program acceptable to the Administrator; (iii) by other means acceptable to the Administrator; or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired Shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)   Maximum Term.   The maximum term of Stock Options and SARs must not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(2) above).
(5)   Repricing.   Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split- up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (i) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs; (ii) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs; or (iii) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a Share on the date of such cancellation in exchange for cash or other consideration.
7.   EFFECT OF CERTAIN TRANSACTIONS
(a)   Mergers, etc.   Except as otherwise expressly provided in an Award agreement or by the Administrator, the following provisions will apply in the event of a Covered Transaction:
(1)   Assumption or Substitution.   If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (i) the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)   Cash-Out of Awards.   Subject to Section 7(a)(5) below, the Administrator may provide for payment (a “cash- out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (i) the Fair Market Value of a Share times the number of Shares subject to the Award or such portion, over (ii) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Shares) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the per Share exercise or purchase price (or base value) of an Award is equal to or greater than the Fair Market Value of a Share, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Award.
(3)   Acceleration of Certain Awards.   Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any Shares remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the Shares, as the case may be, to participate as a shareholder in the Covered Transaction.
(4)   Termination of Awards upon Consummation of Covered Transaction.   Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than (i) any Award that is assumed or substituted pursuant to Section 7(a)(1) above and (ii) any Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(5)   Additional Limitations.   Any Share and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Share in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(b)   Changes in and Distributions with Respect to Shares.
(1)   Basic Adju stment Provisions.   In the event of a share dividend, share split or combination of shares (including a reverse share split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of the Accounting Rules, the

Administrator shall make appropriate adjustments to the maximum number of Shares specified in Section 4(a) that may be issued under the Plan and to the maximum share limits described in Section 4(d), and shall make appropriate adjustments to the number and kind of shares or securities underlying Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2)   Certain Other Adju stments.   The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422 and the requirements of Section 409A, to the extent applicable.
(3)   Continuing Application of Plan Terms.   References in the Plan to Shares will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 7.
8.   LEGAL CONDITIONS ON DELIVERY OF SHARES
The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such Shares have been addressed and resolved; (ii) if the outstanding Shares are at the time of delivery listed on any stock exchange or national market system, the Shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of Shares under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Shares required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of share certificates. In the event that the Administrator determines that share certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Shares issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Shares, and the Company may hold the certificates pending lapse of the applicable restrictions.
9.   AMENDMENT AND TERMINATION
The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Administrator.
10.   OTHER COMPENSATION ARRANGEMENTS
The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.
11.   MISCELLANEOUS
(a)   Waiver of Jury Trial.   By accepting or being deemed to have accepted an Award under the Plan, to the maximum extent permitted by law, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)   Limitation of Liability.   Notwithstanding anything to the contrary in the Plan, neither the Company, nor any of its subsidiaries, nor the Administrator, nor any person acting on behalf of the Company, any of its subsidiaries, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other person by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.
12.   ESTABLISHMENT OF SUB-PLANS
The Administrator may at any time and from time to time establish one or more sub-plans, including a Director and consultant sub- plan, under the Plan (for local-law compliance purposes or other administrative reasons determined by the Administrator) by adopting supplements to the Plan containing, in each case, such limitations on the Administrator’s discretion under the Plan, and such additional terms and conditions, as the Administrator deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).
13.   GOVERNING LAW
(a)   Certain Requirements of Corporate Law.   Awards will be granted and administered in accordance with the Irish Companies Act 2014 (as may be amended, replaced and/or consolidated in the future), and with the applicable requirements of the stock exchanges or other trading systems on which the Shares are listed or entered for trading, in each case as determined by the Administrator.
(b)   Other Matters.   Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the domestic substantive laws of Delaware govern the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)   Jurisdiction.   By accepting an Award, each Participant will be deemed to (i) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (ii) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Delaware; and (iii) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that he or she is not subject personally to the jurisdiction of the above-named courts, that his or her property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

OSMOTICA PHARMACEUTICALS PLC
AMENDED AND RESTATED 2018 INCENTIVE PLAN
SUB PLAN FOR DIRECTORS AND CONSULTANTS
1
ESTABLISHMENT AND PURPOSE

This sub-plan is established by the Board in accordance with Section 12 of the Osmotica Pharmaceuticals plc Amended and Restated 2018 Incentive Plan (the “Plan”) for the purposes of granting Awards to Directors and Consultants of Osmotica Pharmaceuticals plc and its subsidiaries. This sub-plan shall be known as the “NED and Consultant Sub-Plan” or “Sub-Plan”.
2
RULES

The provisions of the Plan shall apply in their entirety to Awards made under this Sub-Plan save and except only as set out in Sections 3 and 4 below. Capitalized terms used but not defined in this Sub-Plan shall have the meanings set forth in the Plan.
3
DEFINITIONS

3.1
The definition of “Employment” shall be deleted for the purposes of the Sub-Plan.

3.2
The following definitions shall be inserted for the purposes of this Sub-Plan:

“Consultant”: Any person, including an advisor, who is engaged by the Company or a subsidiary to render consulting or advisory services and is compensated for such services.
“Service”: A Participant’s service with the Company or any of its subsidiaries. Service will be deemed to continue, unless the Administrator otherwise determines at the time of grant of an Award or at any time thereafter, so long as the Participant is providing services in a capacity described in Section 5 to, the Company or any of its subsidiaries. If a Participant’s service relationship is with a subsidiary of the Company and that entity ceases to be a subsidiary of the Company, the Participant’s Service will be deemed to have terminated when the entity ceases to be a subsidiary of the Company unless the Participant transfers Service to the Company or any of its remaining subsidiaries. Notwithstanding the foregoing, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Service, references to separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations after giving effect to the presumptions contained therein) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. Notwithstanding the foregoing, the Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.
3.3
The following definition shall be deleted and replaced with the following for the purposes of this Sub-Plan:

“Cause”: In the case of any Participant who is party to a service agreement or severance-benefit agreement that contains a definition of “Cause”, the definition set forth in such agreement applies with respect to such Participant for purposes of the Plan for so long as such agreement is in effect. In every other case, “Cause” means, as determined by the Administrator, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or any of its subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a violation by the Participant of any material provision of the code of conduct of the Company or any of its subsidiaries, of any material policy of the Company or any of its subsidiaries, or of any statutory or common law duty of loyalty to the Company or any of its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between, or restrictive covenant agreement in favour of, the Company or any of its subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company or any of its subsidiaries.
4
SECTIONS

In this Sub-Plan:
4.1
Section 2 of the Plan shall be deleted and replaced with the following:

2.   Purpose
The Plan provides for the grant of Awards consisting of, or based on, Shares. The purposes of the Plan are to attract, retain and reward Directors, Consultants and advisors to or of, the Company and its subsidiaries, to incentivize them to generate shareholder value, to enable them to participate in the growth of the Company and to align their interests with the interests of the Company’s shareholders.
4.2
The following shall be added as a new clause 4(e) to the Plan:

4(e)   Director Limits.   The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including Awards granted under the Plan and cash fees or other compensation paid by the Company to such Director outside of the Plan, in each case, for his or her Services as a Director during such calendar year may not exceed $550,000 in the aggregate, calculating the value of any Awards based on the grant date fair value in accordance with the Accounting Rules, assuming a maximum payout. For the avoidance of doubt, the limitation in this Section 4(e) will not apply to any compensation granted or paid to a Director for his or her services to the Company or a subsidiary other than as a Director, including, without limitation, as a consultant or advisor to the Company or a subsidiary.
4.3
Section 5 shall be deleted and replaced with the following

5.   Eligibility and Participation
The Administrator shall select Participants from among Directors, Consultants and advisors to and of Company and its subsidiaries. Eligibility for Stock Options, other than ISOs, and SARs is limited to individuals described in the first sentence of this Section 5 who are providing direct Services on the date of grant of the Award to the Company or to a subsidiary of the Company that would be described in the first sentence of Section 1.409A-1(b)(5)(iii)(E) of the Treasury Regulations. No ISOs shall be granted under this Sub-Plan.
4.4
Section 6(a)(4) shall be deleted and replaced with the following:

6(a)(4)   Vesting,etc.   The Administrator shall determine the time or times at which an Award vests or becomes exercisable and the terms on which a Stock Option or SAR remains exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Service ceases:
(A)
Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Service each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)
Subject to (C) and (D) below, all vested and unexercised Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Service, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)
Subject to (D) below, all vested and unexercised Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Service due to his or her death or Disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one-year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)
All Stock Options and SARs (whether or not vested or exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Service will immediately terminate upon such cessation of Service if the termination is for Cause or occurs in circumstances that in the determination of the Administrator would have constituted grounds for the Participant’s Service to be terminated for Cause.

4.5
Section 6(a)(6) of the Plan shall be deleted and replaced with the following:

(6)   Taxes.   The delivery, vesting and retention of Shares, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator shall prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. Except as otherwise determined by the Administrator or as required by law, the Participant shall be responsible for satisfying and paying all taxes arising from or due in connection with the Award and/or the delivery of Shares under the Award. The Company shall have no liability or obligation related to the foregoing.
4.6
Section 6(a)(8) shall be deleted and replaced with the following:

(8)   Rights Limited.   Nothing in the Plan may be construed as giving any person the right to be granted an Award or to continued Service with the Company or any of its subsidiaries, or any rights as a shareholder except as to Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Service for any reason, even if the termination is in violation of an obligation of the Company or any of its subsidiaries to the Participant.

Osmotica Pharmaceuticals

OSMOTICA PHARMACEUTICALS PLC
400 CROSSING BOULEVARD
BRIDGEWATER, NJ 08807

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D48510-P52054

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OSMOTICA PHARMACEUTICALS PLC

	For	Against	Abstain
1. Election of Directors			
1a. Brian Markison	☐	☐	☐
1b. Joachim Benes	☐	☐	☐
1c. David Burgstahler	☐	☐	☐
1d. Gregory L. Cowan	☐	☐	☐
1e. Michael DeBiasi	☐	☐	☐
1f. Sriram Venkataraman	☐	☐	☐
1g. Juan Vergez	☐	☐	☐
1h. Fred Weiss	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYD48510-P52054For Against AbstainFor Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! !! ! !! ! !! ! !OSMOTICA PHARMACEUTICALS PLCOSMOTICA PHARMACEUTICALS PLC400 CROSSING BOULEVARDBRIDGEWATER, NJ 088071c. David Burgstahler1a. Brian Markison1b. Joachim Benes1f. Sriram Venkataraman1d. Gregory L. Cowan1e. Michael DeBiasiPlease indicate if you plan to attend this meeting1g. Juan Vergez1h. Fred WeissPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should eachsign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.2. To ratify, in a non-binding advisory vote, the appointment of Ernst& Young LLP as the independent registered public accounting firmof the Company for the year ending December 31, 2021, and toauthorize, in a binding vote, the Board of Directors, acting throughthe audit committee, to set the independent registered publicaccounting firm’s remuneration.6. To conduct any other business properly brought before the AnnualMeeting.5. To receive and consider the Company’s Irish Statutory FinancialStatements for the year ended December 31, 2020 and the reportsof the directors and auditors thereon, and to review the affairs ofthe Company.4. To approve an amendment and restatement of the Company’s2018 Incentive Plan increasing by 5,000,000 to 9,100,000 thenumber of ordinary shares authorized for issuance under the planand certain other amendments.3. To approve a waiver of offer obligations under Rule 37 of the Irishtakeover rules to enable share buybacks or redemptions.1. Election of DirectorsThe Board of Directors recommends you vote FOR each of thefollowing nominees:The Board of Directors recommends you vote FOR proposal 2.The Independent Director of the Board of Directors recommendsyou vote FOR proposal 3.The Board of Directors recommends you vote FOR proposal 4.Yes No! ! !VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time on June 16, 2021. Have yourproxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cards,annual reports and statutory financial statements electronically via e-mail or theInternet. To sign up for electronic delivery, please follow the instructions above tovote using the Internet and, when prompted, indicate that you agree to receiveor access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time on June 16, 2021. Have your proxy card in hand whenyou call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paidenvelope we have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717 to be received no later thanJune 16, 2021.

D48511-P52054Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders:The Notice and Proxy Statement, Annual Report on Form 10-K and Irish Statutory Financial Statements are availableat www.proxyvote.com.OSMOTICA PHARMACEUTICALS PLCAnnual General Meeting of ShareholdersJune 17, 2021 3:00 PM LSTThis proxy is solicited by the Board of DirectorsThe shareholder(s) hereby appoint(s) Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OSMOTICA PHARMACEUTICALS PLC that the undersigned shareholder(s) is/are entitled to vote, with all powers which the undersigned would possess if personally present at the meeting, at theAnnual General Meeting of Shareholders to be held on Thursday, June 17, 2021 at 3:00 PM LST at the 25-28 North Wall Quay, Dublin 1, Ireland, and at any adjournment or postponement thereof. You may vote at the Annual General Meeting if you were a shareholder of record at the close of business on April 20, 2021.Only independent shareholders are entitled to vote on proposal 3. If you are not an independent shareholder and vote onproposal 3, your vote will be discarded (on that proposal only).A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Brian Markison, Andrew Einhorn, Christopher Klein and Rebecca Jewell, please contact our Company Secretary at400 Crossing Blvd., Bridgewater, NJ 08807. Any such nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' or the Independent Director's recommendations.In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof.Continued and to be signed on reverse side